UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Asbury Automotive Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Asbury Automotive Group, Inc.

2905 Premiere Parkway NW, Suite 300

Duluth, GA 30097

March 22, 2013

Dear Stockholders,

On behalf of the Board of Directors and management of Asbury Automotive Group, Inc., we cordially invite you to attend our 2013 Annual Meeting of Stockholders.

As you know, an important aspect of the annual meeting process is the vote by stockholders on corporate business. The matters to be voted on are described in the notice of meeting and the proxy statement which accompany this letter. I urge you to exercise your rights as a stockholder to vote and participate in the process. Whether or not you plan to attend the meeting, please read the enclosed proxy statement and complete, sign and date the enclosed proxy and return it as promptly as possible in the accompanying postage paid envelope or vote via telephone or the Internet. This will ensure that your shares are represented at the meeting.

Sincerely,

Craig T. Monaghan
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

ASBURY AUTOMOTIVE GROUP, INC.

2905 PREMIERE PARKWAY NW, SUITE 300

DULUTH, GEORGIA 30097

(770) 418-8200

NOTICE OF THE 2013 ANNUAL MEETING OF STOCKHOLDERS AND IMPORTANT NOTICE

REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON

APRIL 17, 2013

To Our Stockholders:

The 2013 Annual Meeting of Stockholders of Asbury Automotive Group, Inc. will be held at our headquarters located at 2905 Premiere Parkway NW, Suite 300, Duluth, Georgia 30097 on April 17, 2013, at 8:00 a.m. Eastern Time, for the purpose of considering and acting upon the following proposals:

1. election of the three nominees to Class II of the Board of Directors to hold office until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified;

2. advisory approval of the compensation of our named executive officers;

3. ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013; and

4. any other matters that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Only stockholders of record as of 5:00 p.m. Eastern Time on February 28, 2013, the record date, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting. A complete list of stockholders entitled to notice of, and to vote at, the Annual Meeting will be available for inspection by stockholders during normal business hours during the 10 day period immediately prior to the Annual Meeting at our headquarters located at 2905 Premiere Parkway NW, Suite 300, Duluth, Georgia 30097, as well as at the Annual Meeting.

Your vote is important. Please complete, date and sign the enclosed proxy, and return it promptly in the enclosed envelope, or vote via telephone or the Internet, to ensure your shares are represented at the Annual Meeting. Any proxy you give will not be used if you thereafter choose to attend and vote in person at the Annual Meeting.

This proxy statement and the Company’s 2012 Annual Report are available on the Internet at http://www.edocumentview.com/ABG

BY ORDER OF THE BOARD OF DIRECTORS,

George A. Villasana
Vice President, General Counsel and Secretary

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2012	35
2012 OPTION EXERCISES AND STOCK VESTED	35
2012 NONQUALIFIED DEFERRED COMPENSATION	36
EMPLOYMENT ARRANGEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL	37
RELATED PERSON TRANSACTIONS	42
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	43
PROPOSAL NO. 2 ADVISORY APPROVAL OF EXECUTIVE COMPENSATION	44
AUDIT COMMITTEE REPORT	45
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	46
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES	46
Audit Fees	46
Tax Fees	46
Audit Committee’s Pre-Approval Policies and Procedures	46
STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING	47
OTHER MATTERS	47
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS	47
ADDITIONAL INFORMATION	47

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ASBURY AUTOMOTIVE GROUP, INC.

2905 PREMIERE PARKWAY NW, SUITE 300

DULUTH, GEORGIA 30097

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 17, 2013

This proxy statement is furnished in connection with the solicitation of proxies by Asbury Automotive Group, Inc. (“Asbury”, the “Company”, “we”, “us” or “our”) on behalf of the Board of Directors (the “Board”) for the 2013 Annual Meeting of Stockholders (the “Annual Meeting”), and all adjournments or postponements of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 17, 2013, this proxy statement and proxy card are first being mailed to stockholders, and made available on the Internet, on or about March 22, 2013. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 is included with these materials.

INFORMATION ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to consider and vote on the following proposals:

PROPOSAL 1. election of the three nominees to Class II of the Board to hold office until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified;

PROPOSAL 2. advisory approval of the compensation of our named executive officers; and

PROPOSAL 3. ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.

The stockholders will also transact any other business that may properly come before the Annual Meeting. Representatives from our independent registered public accounting firm, Ernst & Young LLP, are expected to be present at the meeting to make a statement if they so desire and to respond to appropriate questions from stockholders.

Who is entitled to vote?

The record date for the Annual Meeting is February 28, 2013. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. Attendance at the Annual Meeting will be limited to stockholders of record, their proxies, beneficial owners having evidence of ownership on the record date and our invited guests.

Our sole outstanding class of capital stock is our common stock, par value $0.01 per share. Except as otherwise required by law, or as described in this proxy statement, each holder of our common stock is entitled to one vote per share on each matter submitted at the Annual Meeting. As of 5:00 p.m. Eastern Time on the record date there were 31,408,106 shares of our common stock issued and outstanding and entitled to vote on each matter to be voted upon at the Annual Meeting, which number includes 341,782 shares of unvested restricted stock entitled to voting rights and that are held by our employees.

What if my shares are held in “street name” by a broker?

If you are the beneficial owner of shares held in “street name” by a bank, broker or other nominee, such other party is the record holder of the shares and is required to vote those shares in accordance with your instructions. If you do not give instructions to the record holder, that party will only be entitled to (but not required to) vote the shares FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 3). Shares that a bank, broker or other nominee is not entitled to vote with respect to any of the other proposals (the election of directors and the advisory approval of executive compensation) pursuant to the rules of the New York Stock Exchange (the “NYSE”), are sometimes called “broker non-votes.” The treatment of broker non-votes is described below under “How will broker non-votes be treated?”

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How do I vote?

1. You may vote by mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, your shares will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

2. You may vote by telephone or on the Internet. If you are a stockholder of record (your shares are registered directly in your name with our transfer agent) you may vote by telephone or on the Internet by following the voting instructions on the proxy card. If your shares are held in “street name” by a bank, broker or other nominee, you may also be able to vote by telephone or on the Internet. Please check the voting form provided by your bank, broker or other nominee to see if it offers such options.

3. You may vote in person at the Annual Meeting. If you are a stockholder of record and attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. However, if your shares are held in the name of your bank, broker or other nominee, you will need to obtain a proxy from the institution that holds your shares indicating that you were the beneficial owner of our common stock as of the record date for the Annual Meeting. Please contact your bank, broker or other nominee holding your shares directly if you would like to obtain a proxy to vote your shares directly at the meeting. Even if you plan to attend the meeting, please complete, sign and return your proxy card, or vote via telephone or the Internet, to ensure that your shares are represented. If you attend the meeting, any votes you cast at the meeting will supersede your proxy.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of at least 15,704,054 shares, which represents a majority of the shares of common stock outstanding on the record date, will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be counted for the purpose of determining the presence of a quorum.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the chairman of the Annual Meeting may adjourn or postpone the Annual Meeting until a quorum is present. The time and place of the adjourned or postponed Annual Meeting will be announced at the time the adjournment is taken, and, unless such adjournment or postponement is for more than 30 days, no other notice will be given. An adjournment or postponement will have no effect on the business that may be conducted at the Annual Meeting.

How will broker non-votes be treated?

If your shares are held by a bank, broker or other nominee in “street name,” that record holder will generally be prohibited from voting your shares on any matter other than with respect to the ratification of the Company’s independent registered public accounting firm, unless you inform the record holder how your shares should be voted. If you do not provide instructions to the record holder, your shares will be treated as “broker non-votes” with respect to any other proposals voted on at the Annual Meeting. Additionally, the record holder may elect not to vote your shares with respect to the proposal related to the ratification of our independent registered public accounting firm, in which case your shares would also be treated as “broker non-votes.” All “broker non-votes” will be included for purposes of calculating the presence of a quorum at the Annual Meeting, but otherwise will be treated as shares not voted on a proposal.

How will abstentions be treated?

If you abstain from voting on a proposal, your shares will still be included for purposes of determining whether a quorum is present at the Annual Meeting. Because directors are elected by a plurality of votes, an abstention will have no effect on the outcome of the vote with respect to the election of directors. In addition, abstentions will not be treated as votes cast, and will not have an effect on the outcome of the vote on the advisory approval of the compensation or our named executive officers or the ratification of the appointment of our independent registered public accounting firm for 2013.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by:

•	signing and properly submitting another proxy with a later date;

•	voting by telephone or the Internet;
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•	giving written notice of the revocation of your proxy to the Secretary of the Company prior to the Annual Meeting; or
•	voting in person at the Annual Meeting.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

•	“FOR” the election of the three nominees to Class II of the Board of Directors to hold office until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified;
•	“FOR” the advisory approval of the compensation of our named executive officers; and
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.

What if I return an executed proxy but do not specify how my shares are to be voted?

If you properly execute and return your proxy but do not indicate any voting instructions with respect to one or more matters to be voted upon at the Annual Meeting, or if your voting instructions are unclear, your shares will be voted in accordance with the recommendation of the Board as to all such matters.

Specifically, your shares will be voted FOR the election of all director nominees (Proposal 1), FOR the advisory approval of the compensation of our named executive officers (Proposal 2) and FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for the year ending December 31, 2013 (Proposal 3), as well as in the discretion of the persons named as proxies on all other matters that may properly come before the Annual Meeting.

Will any other business be conducted at the meeting?

The Board is aware of no other business that will be presented at the meeting. If any other business properly comes before the stockholders for a vote at the meeting, the proxy holders will vote the shares for which they have been granted a proxy as recommended by our Board, or if no recommendation is given, in accordance with their own discretion.

What vote is required to elect the director nominees?

Directors are elected by a plurality of the votes cast. This means that each of the three nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to the election of one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unwilling or unable to stand for election?

If a nominee is unwilling or unable to stand for election (an eventuality of which we are not aware), the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority with respect to the election of the nominee who will not stand for election.

 What vote is required to approve, on an advisory basis, the compensation paid to our named executive officers?

The advisory approval of the compensation paid to our named executive officers requires the affirmative vote of a majority of the voting power of the Company’s common stock present at the meeting in person or by proxy and entitled to vote as of the record date.

What vote is required to ratify the appointment of our independent registered public accounting firm?

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the Company’s common stock present at the meeting in person or by proxy and entitled to vote as of the record date.

Who pays for the costs of soliciting proxies?

We will pay the cost of soliciting proxies, including the expenses of preparing, printing and mailing the proxy materials to stockholders. We have retained Phoenix Advisory Partners to aid in the broker search and the solicitation of proxies, for a

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fee of approximately $8,500, plus reasonable out-of-pocket expenses and disbursements. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. Our directors, officers and other employees of the Company may also solicit proxies without additional compensation. This solicitation may be in person or via telephone, email or other electronic communication methods.

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SECURITIES OWNED BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of shares of the Company’s common stock by (1) each of our directors (including the director nominees), (2) each of our named executive officers, and (3) our directors and executive officers as a group. In addition, the table sets forth information about all other persons known to the Company to be the beneficial owner of more than five percent of the Company’s common stock.

Except as set forth below, the following information is given as of March 18, 2013. In the case of percentage ownership, the information is based on 31,409,773 shares of the Company’s common stock being outstanding as of March 18, 2013, which number includes 342,182 shares of unvested restricted stock that have voting rights and are held by the Company’s employees. Shares issuable upon exercise of options and vesting of performance shares within 60 days after March 18, 2013 are deemed to be outstanding for the purpose of computing the beneficial ownership and overall voting power of each person deemed to beneficially own such securities, but are not deemed to be outstanding for the purpose of computing the beneficial ownership of any other person.

	Shares Beneficially Owned †
Name of Beneficial Owner	Number	%
Principal Stockholders
FMR LLC(1)	3,295,406	10.5%
MSD Capital, L.P.(2)	3,137,873	10.0%
The Vanguard Group(3)	1,654,643	5.3%

Current Directors and Nominees
Janet M. Clarke	32,449	*
Dennis E. Clements	36,794	*
Thomas C. DeLoach, Jr.	79,770	*
Juanita T. James	20,045	*
Vernon E. Jordan, Jr.	43,770	*
Eugene S. Katz	30,744	*
Michael Kearney(4)	94,822	*
Philip F. Maritz(5)	19,100	*
Craig T. Monaghan(6)	339,293	1.1%

Named Executive Officers Who Are Not Directors
Scott J. Krenz(7)	34,945	*
Joseph G. Parham, Jr.(8)	29,525	*
George A. Villasana (9)	17,364	*
All directors and executive officers as a group (12 persons) (10)	778,621	2.5%

(†)	The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 18, 2013 through the exercise of any stock option or other right. Inclusion in the table of such shares, however, does not constitute an admission that the director, nominee, named executive officer or other executive officer is a direct or indirect beneficial owner of such shares. Except as otherwise indicated, the persons listed in the table have sole voting and investment power with respect to the securities included in the table.

(*)	Denotes less than 1% of the Company’s common stock.
(1)	Based on a Schedule 13G/A filed with the SEC on February 14, 2013. Represents shares owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC (“FMR”) and investment advisor to various investment companies (collectively, the “Fidelity Funds”), and Edward C. Johnson III, who is the Chairman of FMR. The business address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109. Mr. Johnson and FMR, through its control of Fidelity and the Fidelity Funds, have the sole power to dispose of 3,295,406 shares owned by the Fidelity Funds. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Board of Trustees.
(2)	Based on a Schedule 13G/A filed with the SEC on February 14, 2013. Represents shares owned by and on behalf of each of MSD Capital, L.P. (“MSD Capital”), MSD SBI, L.P. (“MSD SBI”) and Michael S. Dell (“Dell”). MSD SBI is the

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record and direct beneficial owner of the shares. MSD Capital is the general partner of MSD SBI and may be deemed to indirectly beneficially own the shares owned by MSD SBI. MSD Capital Management LLC (“Capital Management”) is the general partner of MSD Capital and may be deemed to indirectly beneficially own the shares beneficially owned by MSD Capital. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of Capital Management and may be deemed to indirectly beneficially own the shares beneficially owned by Capital Management. Dell is the controlling member of Capital Management and may be deemed to indirectly beneficially own the shares beneficially owned by Capital Management. Each of MSD Capital, MSD SBI, Dell and Messrs. Fuhrman, Phelan and Lisker disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein. The business address of MSD Capital and MSD SBI is 645 Fifth Avenue, 21st Floor, New York, New York 10022. The business address of Dell is c/o Dell, Inc., One Dell Way, Round Rock, Texas 78682.
(3)	Based on a Schedule 13G filed with the SEC on February 13, 2013. Represents shares owned by The Vanguard Group (“Vanguard”). The business address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard has sole power to vote 41,098 shares and to dispose of 1,614,745 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 39,898 shares as a result of its serving as an investment manager of certain collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 1,200 shares as a result of its serving as an investment manager of certain Australian investment offerings.
(4)	Includes 35,354 shares of unvested restricted stock. Mr. Kearney has the right to vote, but no right to dispose of, the shares of unvested restricted stock. Also includes 4,657 shares of common stock vested in March 2013 under the 2012 performance share unit program, but does not include shares of common stock that were forfeited for the payment of taxes upon vesting of such awards. Mr. Kearney has the right to dispose of these shares issued to him under the 2012 performance share unit program, but no right to vote such shares at the Annual Meeting, as such shares were not outstanding and entitled to vote on the record date.
(5)	Includes options to acquire 5,000 shares of common stock that are vested and exercisable.
(6)	Includes 70,771 shares of unvested restricted stock. Mr. Monaghan has the right to vote, but no right to dispose of, the shares of unvested restricted stock. Also includes 7,758 shares of common stock vested in March 2013 under the 2012 performance share unit program, but does not include shares of common stock that were forfeited for the payment of taxes upon vesting of such awards. Mr. Monaghan has the right to dispose of these shares issued to him under the 2012 performance share unit program, but no right to vote such shares at the Annual Meeting, as such shares were not outstanding and entitled to vote on the record date. Also includes 16,668 shares of common stock held equally in three trusts for Mr. Monaghan’s children for which Mr. Monaghan’s wife serves as trustee and 74,461 shares held in The Monaghan Foundation, Inc., as to which Mr. Monaghan has the right to vote and dispose of such shares.

(7)	Includes 23,394 shares of unvested restricted stock. Mr. Krenz has the right to vote, but no right to dispose of, the shares of unvested restricted stock. Also includes 3,696 shares of common stock vested in March 2013 under the 2012 performance share unit program, but does not include shares of common stock that were forfeited for the payment of taxes upon vesting of such awards. Mr. Krenz has the right to dispose of these shares issued to him under the 2012 performance share unit program, but no right to vote such shares at the Annual Meeting, as such shares were not outstanding and entitled to vote on the record date.
(8)	Represents 22,928 shares of unvested restricted stock. Mr. Parham has the right to vote, but no right to dispose of, these shares of unvested restricted stock. Also includes (i) 1,530 shares of common stock vested in March 2013 under the 2012 performance share unit program, but does not include shares of common stock that were forfeited for the payment of taxes upon vesting of such awards; and (ii) 4,467 shares of common stock that are expected to be issued in May 2013 under the 2010 performance share unit program. Mr. Parham has the right to dispose of the shares issued to him as payout under the 2012 performance share unit program, but no right to vote such shares at the Annual Meeting, as such shares were not outstanding and entitled to vote on the record date.

(9) Includes 15,364 shares of unvested restricted stock. Mr. Villasana has the right to vote, but no right to dispose of, these shares of unvested restricted stock.

(10)	See footnotes (4) through (9).

Equity Ownership Guidelines

We have adopted equity ownership guidelines applicable to our directors and named executive officers. Under these guidelines, we expect that:

•	each director should own at least four times his or her annual retainer in value of our common stock;
•	the Chief Executive Officer (“CEO”) should own at least four times his base salary in value of our common stock; and
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•	the Chief Financial Officer (“CFO”) and the other named executive officers should own at least two times his or her base salary in value of our common stock.

Equity ownership, for the purposes of these guidelines, is determined as follows:

•	unvested restricted shares are included when calculating equity ownership;
•	earned, but unvested, performance shares are included when calculating equity ownership; and
•	vested and unvested options are not included when calculating equity ownership.

We expect our directors and named executive officers to comply with these guidelines within three years after the date of their election or appointment. All of our current directors and named executive officers who are subject to these guidelines are in compliance with them. We further expect that the named executive officers who are not yet subject to these guidelines based on their date of hire will timely comply with these guidelines.

Our equity ownership guidelines are contained in our Corporate Governance Guidelines, which can be found on our web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance”.

Asbury Policy Regarding Hedging or Pledging of Asbury Stock

All insiders of Asbury are strongly discouraged from trading in Asbury common stock on a short-term basis. In addition, Asbury prohibits its directors and officers who are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Section 16 officers”) from pledging Asbury common stock or otherwise subjecting Asbury common stock to margin calls or the ability to be sold outside of the owner’s control. All insiders of Asbury are prohibited from engaging in hedging activities involving Asbury common stock.

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PROPOSAL NO. 1.

ELECTION OF DIRECTORS

Directors and Nominees for Election as Directors

The Board is divided into three classes, with the members of each class serving a three-year term on the Board. The term of each Class I director expires at the 2015 annual meeting of stockholders, the term of each Class II director expires at the Annual Meeting, and the term of each Class III director expires at the 2014 annual meeting of stockholders. Pursuant to our Restated Certificate of Incorporation and resolutions of the Board, the size of the Board is currently set at nine directors.

Directors are elected by a plurality of the votes cast. This means that each of the three nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to the election of one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

Each director-nominee has consented to being named in this proxy statement and has agreed to serve if elected. Management has no reason to believe that any of the director-nominees will not serve if elected. If a nominee is unable or unwilling to stand for election, the Board will designate a substitute nominee or choose to further reduce the size of the Board. If a substitute nominee is designated, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority for the nominee who is not standing for election.

Below is certain information about our director-nominees and the directors who will continue to serve on the Board following the Annual Meeting, their principal occupation, business experience as well as other matters, and the Board’s assessment of their individual qualifications to serve on our Board. For certain additional information regarding the director-nominees and the directors who will continue to serve on the Board following the Annual Meeting, see the sections entitled “Securities Owned by Management and Certain Beneficial Owners,” “Governance of the Company,” and “Related Person Transactions” in this proxy statement.

 Nominees for Election as Class II Directors

Upon the recommendation of the Governance and Nominating Committee, our Board has nominated Thomas C. DeLoach, Jr., Michael S. Kearney and Philip F. Maritz for election to Class II of the Board. All of the Class II director-nominees are currently directors of the Company. If elected or re-elected at the Annual Meeting, as applicable, terms of these individuals will expire at the 2016 annual meeting of stockholders or when their respective successors are duly elected and qualified.

The Board recommends you vote FOR each of these nominees.

THOMAS C. DeLOACH, JR. (65) has served as our Non-Executive Chairman since August 2011 and, prior to that time, served as our Lead Independent Director since February 2011. Mr. DeLoach has served as a member of the Board and as a member of the Audit Committee since January 2007, a member of the Governance and Nominating Committee (also referred to in this proxy statement as the “Governance Committee”) since April 2012, a member of the Risk Management Committee (also referred to in this proxy statement as the “Risk Committee”) since January 2009, of which he was Chair until February 2011, Chair of the Succession Planning Committee from October 2010 until February 2011, when such Committee was disbanded, and a member of the Executive Committee since February 2011. He is a former executive of Mobil Corporation (“Mobil”) and served in various positions at Mobil from July 1969 until March 2000. From 1998 to 2000, Mr. DeLoach was the president of the Global Midstream Division at Mobil. From 1994 to 1998, Mr. DeLoach served as the CFO of Mobil. From May 2000 to July 2002, Mr. DeLoach was a member of management of a NASCAR racing team owned principally by Roger Penske. In September 2002, he formed PIT Instruction & Training, LLC, of which he is a principal and a managing member. In addition, since June 2005, Mr. DeLoach has served as a principal and a managing member of Red Horse Racing II, LLC, a NASCAR Camping World Truck Series race team. Mr. DeLoach is a member of the Board of Trustees, the Corporate Governance and Nominating Committee and the Chair of the Compensation Committee of Liberty Property Trust, a self-managed real estate investment trust. Mr. DeLoach was also formerly the Chair of the Audit Committee of Liberty Property Trust.

With his managerial and board experience, the Board has determined that Mr. DeLoach brings to the Board demonstrated critical leadership skills, which skills are appropriate for a Non-Executive Board Chairman and a member of the Executive Committee. In addition, as the former CFO of Mobil, coupled with his former position as Chair of the Audit Committee of Liberty Property Trust, Mr. DeLoach has experience with complex accounting, financial and risk-related issues, such as the application of accounting principles and financial reporting rules and regulations, and evaluation of financial results and general oversight of the financial reporting processes and risk analyses of large businesses. As a result of his broad accounting, financial and executive experience, the Board believes that Mr. DeLoach is a valuable member of our

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Board, Audit Committee, Risk Committee and Executive Committee, and is well-qualified to assist in the auditor oversight function as an Audit Committee member.

MICHAEL S. KEARNEY (61) has served as a member of the Board since October 2012 and as our Executive Vice President and COO since February 2011. Prior to February 2011, Mr. Kearney served as our Senior Vice President and COO from March 2009. Before becoming our Senior Vice President and COO, Mr. Kearney served as the President and CEO of our former Eastern Region, which included Nalley Automotive Group in Georgia, Crown Automotive Company in North Carolina, South Carolina, Virginia and New Jersey, and Coggin Automotive Group and Courtesy Auto Group in Florida. Mr. Kearney joined Crown Automotive Company in 1990 as its CFO, and assumed the role of its President and CEO in September 2000. The Company acquired Crown Automotive Company in 1998.

Mr. Kearney has developed extensive experience in the management and operations of automotive retailers throughout his over three decades of experience. Mr. Kearney brings to our Board an in-depth understanding of the operations of the Company and significant experience responding to the financial, strategic and operational challenges facing the Company and automotive retailers generally. The Board believes that Mr. Kearney’s extensive automotive retail experience well-positions him to serve as a member of the Board.

PHILIP F. MARITZ (52) has served as a member of the Board, and was a member of the Audit Committee, since April 2002. In April 2012, Mr. Maritz resigned from the Audit Committee and was appointed to serve on the Risk Committee as Chairman. He is the co-founder and President of Maritz, Wolff & Co., which manages the Hotel Equity Fund, a private equity investment fund that invests in luxury hotels and resorts. In 1990, he founded Maritz Properties, a commercial real estate development and investment firm where he serves as President. He is also the Managing Director of Broadreach Capital Partners, a private equity real estate investment fund.

With his significant real estate investment and management, strategic and operational experience as President of Maritz, Wolff & Co. and Maritz Properties, along with his financial and investment experience as a Managing Director of Broadreach Capital Partners, the Board has determined that Mr. Maritz has valuable insight into the effective strategic management of businesses, including with respect to the evaluation of operational, financial and transactional risks. In addition, Mr. Maritz’s experience in marketing and sales of luxury goods and services and his strategic management of luxury brands is relevant to our Company and our business. Mr. Maritz’s leadership positions at these various companies demonstrate his management abilities and his understanding of business and financial strategy and operations, making him a valuable member of our Risk Committee. Furthermore, Mr. Maritz is, or has been, a director of a number of privately-held companies, including Rosewood Hotels and Resorts and Dolce Hotels and Resorts, and a number of non-profit organizations, including Princeton University Art Museum Advisory Council, Stanford Business School Management Board, the American University of Cairo and the Metropolitan Museum of Art Visiting Committee for Photography, which the Board believes provides additional insight into Board functions, including appropriate oversight, risk management and fiduciary obligations.

Current Class I Directors

The Class I directors are not standing for reelection at the upcoming Annual Meeting. Their terms expire at the 2015 annual meeting of stockholders.

JANET M. CLARKE (60) has served as a member of the Board since April 2005 and as a member of the Audit Committee since October 2012. She also served on the Audit Committee from April 2005 to January 2009. Ms. Clarke has served as a member of the Human Resources and Compensation Committee (also referred to in this proxy statement as the “Compensation Committee”) since April 2005 and was appointed Chair of the Compensation Committee in August 2006. Ms. Clarke was also appointed as a member of the Governance Committee in November 2006. Ms. Clarke is the founder of Clarke Littlefield LLC, a marketing technologies advisory firm, and has served as its President since June 2003 and previously from 2001 to 2002. She was the Chief Marketing Officer of DealerTrack, Inc., a privately held automotive finance technology services company from September 2002 to June 2003. Ms. Clarke was the Chair and CEO of KnowledgeBase Marketing, a subsidiary of Young and Rubicam, Inc., from February 2000 through February 2001. Ms. Clarke served as Managing Director, Global Database Marketing at Citibank for Citigroup’s consumer business from May 1997 until February 2000. Within the last five years, Ms. Clarke was a director and a member of the Audit Committee and the Chair of the Compensation Committee of ExpressJet Holdings, Inc., a director and Chair of the Compensation Committee of eFunds Corporation, and a director and the Chair of the Governance and Nominating Committee of Gateway, Inc.

Ms. Clarke offers significant business experience to our Board particularly in the areas of marketing and marketing technology, as a result of the various senior management positions she has held in corporations of various sizes. In addition, given the public and private company directorships that she has held during her career, the Board has determined that Ms. Clarke has a broad range of experience as a director and a deep understanding of board oversight and the exercise of appropriate diligence, which makes her an appropriate and valuable member of our Governance Committee. Furthermore, the

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Board believes that Ms. Clarke’s prior positions as Chair of the Compensation Committee of eFunds and Chair of the Compensation Committee of ExpressJet Holdings provides her with valuable experience with respect to compensation of senior executives and that it is appropriate for her to serve as the Chair of our Compensation Committee.

DENNIS E. CLEMENTS (68) has served as a member of the Board since September 2006. Mr. Clements became a member of the Compensation Committee and the Governance Committee in October 2006, and a member of the Executive Committee in January 2007. He was appointed Chair of the Governance Committee in May 2007, and Chair of the Executive Committee in January 2009. Mr. Clements is currently a consultant with Discretionary Effort L.L.C., which he founded in 2005. From June 2000 to June 2005, Mr. Clements was an officer of Toyota Motor Sales, USA, serving as Group Vice President and General Manager of Lexus USA. He was President of Toyota’s Central Atlantic division from June 1991 to June 2000, and held a number of other senior sales management positions at Toyota. Earlier in his career, Mr. Clements worked with Ford Motor Co. for 15 years, progressing through a variety of sales and management positions in the Ford and Lincoln-Mercury divisions. Mr. Clements also serves on the advisory board of Noribachi L.L.C., a company that produces smart energy products, including LED lighting, consumer electronics, solar solutions, and provides engineering and design services for such products.

Mr. Clements has over 40 years of experience, including executive level appointments, in the automotive business. Most notably, with his twenty-five years of experience at Toyota and fifteen years of experience at Ford, the Board has determined that Mr. Clements brings a vast knowledge of the automotive industry and a valuable perspective on automotive manufacturers to the Board. Given his significant executive experience, the Board believes that Mr. Clements has a broad understanding of board oversight within the automobile industry, giving him experience upon which to draw as he serves as the Chair of our Executive Committee and Governance Committee, and as a member of our Compensation Committee.

EUGENE S. KATZ (67) has served as a member of the Board and a member of the Audit Committee since January 2007. Mr. Katz has also served as the Chair of the Audit Committee since January 2009, served as a member of the Risk Committee from January 2009 until February 2011, and a member of the Compensation Committee since February 2011. He is a former partner of PricewaterhouseCoopers (“PwC”), where he began his career in 1969, and became a partner in July 1980. Mr. Katz retired from PwC in June 2006. From 2002 and through his retirement in June 2006, Mr. Katz served as the west region risk management partner of PwC. In addition, Mr. Katz was a member of the PwC Governing Board from 1992 to 1997, and from 2001 to 2005.

Mr. Katz has over 40 years of experience in public accounting, during which he was responsible for leading audit engagements of private and public companies and served a variety of clients ranging from start-up companies to larger public companies. Because of Mr. Katz’s significant experience with complex financial reporting, accounting and risk management matters as a former public accountant, the Board has determined that Mr. Katz is well-positioned to be both the Chair of our Audit Committee, assisting the Audit Committee in fulfilling its responsibility of overseeing our independent registered public accounting firm, and a valuable member of the Compensation Committee.

Current Class III Directors

The Class III directors are not standing for reelection at the upcoming Annual Meeting. Their terms expire at the 2014 annual meeting of stockholders.

JUANITA T. JAMES (60) has served as a member of the Board since October 2007, as a member of the Compensation Committee since May 2008, as a member of the Risk Committee since October 2012 and as a member of the Audit Committee since January 2009. Ms. James has served as the President and Chief Executive Officer of the Fairfield County Community Foundation (“FCCF”) since October 2011. Prior to joining FCCF, Ms. James served as the Vice President and Chief Marketing and Communications Officer for Pitney Bowes, Inc. from May 2007 until November 2010, during which time she also served on its CEO Council and its Corporate Social Responsibility Committee. From October 2006 to May 2007, Ms. James served as the Vice President and Chief Communications Officer for Pitney Bowes. From October 2004 until October 2006, Ms. James served as the Vice President of Direct Marketing Strategy and Business Development for Pitney Bowes. From 2002 until 2004, Ms. James served as the Vice President, Project Leader of Human Resources Transformation for Pitney Bowes, where she led a global SAP Human Resources and Payroll implementation and launched the company’s first shared services initiative. Prior to joining Pitney Bowes in 1999, Ms. James was the Executive Vice President, Marketing and Editorial of Doubleday Direct, Inc. Ms. James had a distinguished 20-year career at Time Warner, Inc., including 12 years in senior management positions.

Based on her management experience at FCCF, Pitney Bowes and Doubleday Direct, the Board has determined that Ms. James brings to the Board demonstrated senior-level leadership experience. Through her various positions at Pitney Bowes, Ms. James also brings to the Board a broad understanding of sales, marketing, brand management, investor relations and general communications matters that affect large companies, which are areas that are critical to the automotive retail

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business and to which she can provide valuable insight. As a former member of the audit committee of The Rouse Company, the Board believes that Ms. James has valuable experience dealing with accounting principles, financial reporting rules and regulations, evaluating financial results and generally overseeing public company financial reporting processes. In addition, the Board also believes that Ms. James’ service as former Chair of the Nominating and Governance Committee of The Rouse Company, as well as her prior and current service on numerous not-for-profit boards, provides her with additional experience upon which she can draw upon as a member of our Board, the Audit Committee, the Risk Committee and the Compensation Committee.

VERNON E. JORDAN, JR. (77) has served as a member of the Board since April 2002, and was a member of the Audit Committee from April 2002 to February 2003. He has served as a Senior Managing Director of Lazard Frères & Co. since January 2000 and serves as a member of the board of Lazard, Ltd. Prior to joining Lazard, Mr. Jordan was a senior executive partner with the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., where he currently remains Senior Counsel. Mr. Jordan serves on the International Advisory Board of Barrick Gold and as a Senior Advisor to the board of American Express Company and to the board of Xerox Corporation. During the past five years, Mr. Jordan served on the boards of the following public companies: American Express Company, Dow Jones & Company, Inc., J.C. Penney Company, Inc., Xerox Corporation and Sara Lee Corporation.

With the various directorships he has held over the last 35 years, Mr. Jordan has gained a significant depth and breadth of knowledge relating to understanding of public company boards and the implementation and execution of their oversight responsibilities. In addition to holding the positions stated above, Mr. Jordan has held key leadership positions with prominent not-for-profit corporations and has held various presidential appointments. As such, the Board has determined that Mr. Jordan’s diverse experiences appropriately qualify him as a skilled director.

CRAIG T. MONAGHAN (56) has served as our President and CEO since February 2011, and as a member of the Board and of the Executive Committee since April 2011. Prior to becoming our President and CEO, Mr. Monaghan served as our Senior Vice President and CFO since May 2008, and continued as our principal financial officer until we hired a new CFO in June 2011. Prior to joining us, Mr. Monaghan served as the CFO at Sears Holding Corp., a national broadline retailer, between September 2006 and January 2007. From May 2000 to August 2006, he served as Executive Vice President and CFO of AutoNation, Inc., the largest automotive retailer in the United States. Previously, Mr. Monaghan served as CFO of iVillage.com, which he helped take public in 1999. Earlier in his career, he was employed by Reader’s Digest Association, Bristol-Myers Squibb Co. and General Motors Corp.

Mr. Monaghan has over two decades of experience as a finance executive at large public companies, including AutoNation, Inc., the nation’s largest automotive retailer. Mr. Monaghan brings to our Board broad executive management skills, as well as in-depth experience in responding to financial, strategic and operational challenges, which skills he has demonstrated throughout his career, including by successfully navigating the Company through the significant challenges it faced during the recent economic downturn and downturn in the automotive retailing industry. The Board believes that Mr. Monaghan’s significant experience in overseeing financial reporting, accounting and risk management matters for the Company and other public companies well-positions him to serve as a member of the Board.

GOVERNANCE OF THE COMPANY

Independence of Directors and Director-Nominees

The Board has determined that all of the directors, other than Messrs. Monaghan and Kearney, who are employees of the Company, qualify as independent directors under the rules of the NYSE and the Company’s Corporate Governance Guidelines. In order to qualify as an independent director of the Company, the Board must affirmatively determine, based upon all relevant facts and circumstances, that the director does not have a material relationship with the Company that would affect his or her independence, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

The Board has adopted the categorical independence standards set forth in the Company’s Corporate Governance Guidelines to assist it in making determinations of director independence. These standards comply with, and in some respects are more stringent than, the NYSE’s categorical standards for director independence. Our Corporate Governance Guidelines can be found on our web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance”.

Furthermore, in order for a director to qualify as independent for Audit Committee purposes, the director also must satisfy the additional independence criteria specified in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order for a director to qualify as independent for Compensation Committee purposes, the director must meet the Company’s categorical independence standards described above, and must also be (i) a “non-employee

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director” for purposes of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

In making its independence determinations, the Board considered the relationships and transactions described under “Related Person Transactions” below, including any relationship or transaction pursuant to which any of our non-employee directors, entities associated with those directors, or members of their immediate families purchased or leased a vehicle at a Company dealership. The Board determined that none of the relationships and transactions it considered impaired the independence of our non-employee directors or disqualified any of our non-employee directors from serving as independent directors under our categorical independence standards set forth in our Corporate Governance Guidelines and the NYSE listing standards.

Nomination of Directors

The Governance and Nominating Committee evaluates, and recommends to the full Board, nominees to serve as directors on our Board. The nominees for election at the Annual Meeting are all current directors and were originally recommended to the Board by various sources, including other directors, a third-party executive search firm engaged by the Company and other stakeholders. In addition to these sources, in the future, director candidates may be identified by management or additional third-party executive search firms that may from time to time be engaged to assist in identifying and evaluating potential nominees. Candidates are evaluated in light of the then-current composition of the Board, the operating requirements of the Company and the long-term interests of the stockholders. In performing this evaluation, the Governance and Nominating Committee will consider the diversity, age, skills and other experience of the candidate, and other factors it deems appropriate, given the needs of the Board and the Company at the appropriate time, to maintain what it considers to be an appropriate balance of knowledge, experience and capabilities. Qualified director nominees should possess an appropriate balance of the following qualities: high moral character and personal integrity, a high level of leadership or managerial experience, experience and knowledge relative to matters affecting the Company, the ability and willingness to contribute to the Board, the ability to exercise sound, independent business judgment, a long-term commitment to the interests of stockholders and growth of the Company, freedom from conflicts of interest, the ability to dedicate sufficient time, energy and attention to Board activities and the diligent performance of his or her duties, and reflect the diversity of the Company’s stockholders, employees, customers and communities.

The Board will consider director candidates recommended by the Company’s stockholders. In order to make such a nomination, the stockholder must (i) be a record holder of shares of common stock on the record date, (ii) be entitled to vote for the election of such director(s) and (iii) comply with the notice procedures set forth in the Company’s bylaws. If you would like a copy of the Company’s bylaws, please notify the Company at the address given on the first page of this proxy statement. The bylaws are also available on the Company’s web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.”

Notice of a stockholder’s recommendation with regard to nominees for election to the Board must be delivered to, or mailed to and received by, the Secretary of the Company not later than 90 days or earlier than 120 days prior to the anniversary date of the preceding year’s annual meeting of stockholders. If the annual meeting of stockholders for which the recommendation is submitted is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting of stockholders, such recommendation must be received by the Secretary of the Company not earlier than 120 days prior to the annual meeting and not later than 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the annual meeting date is first made by the Company.

The stockholder’s notice shall be signed by the stockholder of record who intends to recommend a nominee, and shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (1) all information relating to such person that is required to be set forth in the notice pursuant to Section 2.07 of the Company’s Bylaws (and Items 403 and 404 under Regulation S-K); (2) a written questionnaire with respect to identity, background and qualification of the proposed nominee, (3) a written representation and agreement that the proposed nominee (i) is not and will not become a party to (x) any agreement or similar understanding that the nominee, if elected, will adopt a specific voting commitment on any issue or question that has not been disclosed to the Company or, (y) any voting commitment that could limit or interfere with such person’s fiduciary duty under applicable law, (ii) is not and will not become a party to any agreement or similar understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service as a director, that has not been disclosed to the Company, and (iii) if elected, will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, stock ownership and trading policies of the Company, and (4) all other information relating to such person that is required to be disclosed in solicitation of proxies for the election of directors, or is otherwise

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required, in each case pursuant to Regulation 14A under the Exchange Act, including, the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

(B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (2) the number of shares of the Company which are owned of record and beneficially by such stockholder and such beneficial owner, (3) a representation that such stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (4) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such nomination, (5) a description of any Derivative Interest (as defined in the Bylaws), (6) any proxy, contract, or similar understanding that increases or decreases the voting power of such stockholder or beneficial owner, (7) any dividend rights held of record or beneficially by the stockholder on shares of the Company that are separated or severable from the underlying shares, (8) any performance-related fees (other than an asset-based fee) to which the stockholder or beneficial owner may be entitled as a result of any increase or decrease in the value of shares of the Company or Derivative Interests; and (9) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act.

 Communications with the Board

We have a Stockholder Communication Policy with established procedures for stockholders and interested parties to communicate directly with the Board, with our non-management directors, or with a particular director. The stockholder or interested party should send written communication to (i) the Lead Independent Director, if applicable, (ii) the Chairman of the Board or Chair of the appropriate committee, (iii) the non-management directors or (iv) an individual director, in care of the Corporate Secretary, at Asbury Automotive Group, Inc., 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097. Any communications relating to the Company’s auditing, accounting, internal controls, fraud or unethical behaviors should be directed to the attention of the Chair of the Audit Committee in care of the Corporate Secretary, at the foregoing address. The Audit Committee will respond to such communication, if appropriate, in accordance with the procedures established with respect to such matters.

Any written communication should include the name and address of the stockholder or interested party sending such communication so that a response can be provided, if necessary or appropriate. Stockholders and interested parties may, however, remain anonymous. If the stockholder or interested party desires that such communication be kept confidential from management, the envelope must be clearly marked “confidential,” and the Corporate Secretary will then forward the communication, unopened, to the individual addressee.

Committees of the Board

The Board has established five separately designated standing committees to assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee, the Governance Committee, the Executive Committee, and the Risk Committee.

Audit Committee

The members of the Audit Committee during 2012 were Messrs. Katz (Chair) and DeLoach, Mr. Maritz (until April 2012), Ms. James and, as of October 2012, Ms. Clarke. The Committee held eight meetings in 2012. Our Board has determined that each member of the Audit Committee meets the requisite independence and other qualification requirements for audit committee membership. Messrs. DeLoach and Katz were determined by the Board to be “audit committee financial experts” within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act.

Each year, the Audit Committee retains an auditing firm to serve as our independent registered public accounting firm. With management and the independent registered public accounting firm, the Committee reviews the financial statements, oversees the financial reporting process and assesses the adequacy of basic accounting services rendered to us. The Audit Committee’s review of financial statements is more fully described below under the caption “Audit Committee Report,” and its responsibilities are outlined in the Audit Committee Charter.

The charter of the Audit Committee is available on our web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.”

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Compensation and Human Resources Committee

The members of the Compensation and Human Resources Committee during 2012 were Ms. Clarke (Chair), Mr. Clements, Ms. James and Mr. Katz.

The Compensation Committee held eight meetings in 2012. Our Board has determined that each member of the Compensation Committee meets the requisite independence requirements for Compensation Committee membership, including qualifying as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and as an “outside director” under Section 162(m) of the Code. On February 13, 2013, the Compensation Committee amended its charter to address recent NYSE rule changes regarding compensation committee member independence and the retention and independence of compensation consultants and other advisors.

The Compensation Committee establishes and reviews our general compensation philosophy with the input of management, oversees the development and implementation of our compensation philosophy to ensure that our compensation plans are consistent with our general compensation philosophy, establishes the compensation to be paid to the CEO, reviews the recommendations of the CEO as to the appropriate compensation of our other corporate officers, generally administers and issues awards under our equity incentive plans from time to time in effect, oversees our other benefit plans and assists the Board in succession planning. See “Compensation Discussion and Analysis” for a discussion of our compensation philosophy and how the Compensation Committee determines the compensation of our executive officers. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

The Compensation Committee’s charter is available on our web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.”

Governance and Nominating Committee

The members of the Governance Committee during 2012 were Mr. Clements (Chair), Ms. Clarke and, as of April 2012, Mr. DeLoach. The Governance Committee held six meetings in 2012.

Our Board has determined that each member of the Governance Committee meets the requisite independence requirements for Governance Committee membership under NYSE listing standards and the categorical independence standards set forth in the Corporate Governance Guidelines.

The Governance Committee assists the Board by identifying qualified individuals to become directors, recommending the composition of the Board and its committees, and the compensation to be paid to the directors. It is also responsible for monitoring the process to assess the Board’s effectiveness, developing and implementing our Corporate Governance Guidelines and many of our corporate governance policies, including the oversight of compliance under our Equity Ownership Guidelines, our Code of Business Conduct and Ethics and our Related Party Transaction Policy.

The charter of the Governance Committee is available on the Company’s web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.”

Executive Committee

The members of the Executive Committee during 2012 were Messrs. Clements (Chair), DeLoach, and Monaghan.

The Executive Committee has exercised and may exercise all the authority of the Board when the Board is not in session, except that it does not have the authority to (i) approve or propose to stockholders actions required by the Delaware General Corporation Law to be approved by stockholders; (ii) adopt, amend or repeal our by-laws; (iii) authorize distributions; (iv) fill vacancies on the Board or any of its committees; (v) approve a plan of merger, consolidation or reorganization not requiring stockholder approval; (vi) authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board; or (vii) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares.

Risk Management Committee

The members of the Risk Committee during 2012 were Messrs. Maritz (Chair beginning in April 2012), DeLoach, Durham (until April 2012), Wooley (until October 2012) and Ms. James (beginning in October 2012).

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The Risk Committee held four meetings in 2012. The Risk Committee assists the Board in fulfilling its responsibility of overseeing the identification, assessment and management of our key operational risks and provides assistance to management in evaluating major financial transactions, including acquisitions and divestitures.

The charter of the Risk Committee is available on the Company’s web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.”

Director Fees; Attendance at Meetings

Directors who are employees of the Company do not receive a retainer or any other fees for service on the Board or its committees in 2012. All other directors (“non-management directors”) received the annual retainer and meeting fees described below. In addition, in 2012, the non-management directors received a grant of restricted stock valued at $70,006 that vested immediately upon grant and the use of a motor vehicle (including transporting the vehicle to the director, any taxes payable relating to the vehicle and repair, maintenance and service of the vehicle). Our directors receive expense reimbursements in connection with Board and committee meeting attendance.

In 2012, compensation paid to the non-management directors was as follows:

Annual Retainers (paid quarterly in advance):

•	the Lead Independent Director/Non-Executive Chairman—$150,000;
•	the other non-management directors—$40,000;
•	the Audit Committee, Compensation Committee, Governance Committee and Risk Committee chairs—$15,000.

Meeting Fees (paid quarterly in arrears):

•	Board, Audit Committee, Compensation Committee, Governance Committee and Risk Committee in person meetings—$2,000;
•	Board, Compensation Committee, Governance Committee and Risk Committee, telephonic meetings—$1,000;
•	Audit Committee telephonic meetings—$1,500; and
•	Executive Committee meetings, in person or telephonic—$1,500 (payable to the Executive Committee chair only).

The following table shows compensation earned by the non-management directors for the 2012 fiscal year. For information concerning the compensation of Messrs. Monaghan and Kearney, see “Summary Compensation Table.”

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2012 DIRECTOR COMPENSATION TABLE

Name	Fees Earned in Cash	Stock Awards(3)		All Other Compensation(4)	Total
Janet M. Clarke	$91,500		$70,007	$29,350	$190,857
Dennis E. Clements	$88,750		$70,007	$8,425	$167,182
Thomas C. DeLoach, Jr.	$191,000		$70,007	$17,028	$278,035
Juanita T. James	$77,000		$70,007	$27,377	$174,384
Vernon E. Jordan, Jr.	$49,000		$70,007	$38,858	$157,865
Eugene S. Katz	$92,000		$70,007	$20,104	$182,111
Philip F. Maritz	$66,000		$70,007	$25,691	$161,698
Michael J. Durham (1)	$30,000	$	―	$21,514	$51,514
Jeffrey I. Wooley (2)	$42,000		$70,007	$18,943	$130,950

(1)	Mr. Durham retired from the Board in April 2012.
(2)	Mr. Wooley passed away in September 2012.
(3)	The amount in this column for each director represents the aggregate grant date fair value of 2,754 shares of common stock granted to each non-management director on February 15, 2012 calculated in accordance with FASB ASC Topic 718. For a more detailed discussion of the assumptions used to determine the valuation of the stock awards set forth in this column, please see a discussion of such valuation in Note 22 of the Consolidated Financial Statements in our 2012 Annual Report on Form 10-K.

As of December 31, 2012, the following non-management directors held the number of outstanding stock options set forth beside his or her name: Philip F. Maritz: 5,000. No other non-management directors held any stock options.

(4)	Represents the incremental cost to us for the respective use of a vehicle received by non-management directors. We calculate incremental costs of personal use vehicles as all direct costs (excluding fuel), including without limitation, the cost of transporting the vehicle to the director, any taxes, repairs, and any maintenance and service of the vehicle. In addition, we include the difference between our cost for the vehicle and the ultimate sale price or the anticipated sale price, pro-rated for the amount of time the director had possession of the vehicle during the fiscal year, plus an estimate of lost interest income calculated as our initial cash outlay for the vehicle multiplied by our weighted average interest rate on invested cash. We do not estimate lost margin on an ultimate sale of the vehicle.

Meeting Attendance

During 2012, there were six meetings of the Board. Each current director attended at least 75% of the total meetings of the Board and committees on which he or she served. In accordance with the NYSE’s rules requiring that non-management directors meet at regularly scheduled executive sessions, our non-management directors held six executive sessions during 2012. Mr. DeLoach, as the Non-Executive Chairman, presided over Board meetings, including executive sessions and non-management executive sessions of the Board.

We do not have a policy with regard to the attendance of the members of the Board at annual meetings of our stockholders. At the time of our 2012 annual meeting of stockholders, the Board consisted of eight members, and seven of the members attended such meeting in person.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

In accordance with the NYSE’s rules and the rules and regulations adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002, the Board has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees. Both the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on our web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.”

We will provide you with copies of the above-mentioned documents as well as our Audit Committee, Compensation Committee, Governance Committee and Risk Committee charters, free of charge, if you call 770-418-8212 or submit a request in writing to Investor Relations, Asbury Automotive Group, Inc., 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097.

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Board Leadership Structure

The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Company believes that the members of the Board possess considerable experience and unique knowledge of the challenges and opportunities the Company faces, and therefore are in the best position to evaluate the needs of the Company and how best to organize the capabilities of our directors and senior executives to meet those needs. As a result, the Company believes that the decision as to who should serve as Chairman and as President and CEO, and whether the offices should be combined or separate, is properly the responsibility of the Board, to be exercised from time to time in appropriate consideration of then-existing facts and circumstances. Our Corporate Governance Guidelines provide the Board the flexibility to determine whether or not the separation or combination of the Chairman and President and CEO offices is in the best interests of the Company at any time.

Since our incorporation, we have maintained separate positions of Chairman and President and CEO, as the Board believes that, based on the skills and responsibilities of the various Board members, such separation enhances (i) appropriate oversight of management by the Board, (ii) Board independence, (iii) the accountability to our stockholders by the Board and (iv) our overall leadership structure. We believe this structure is appropriate because we compete in an industry with many external forces that may affect our viability and profitability, therefore presenting significant challenges requiring extensive oversight and management capability. As such, we believe that by separating the Chairman function from that of the President and CEO, our President and CEO can properly focus on managing the business, rather than diverting his efforts to also overseeing the Board.

In order to give a significant voice to our non-management directors and to reinforce effective, independent leadership on the Board, the position of Lead Independent Director was created by the Board in 2011. In light of this position of Lead Independent Director, we amended our Corporate Governance Guidelines to outline the circumstances in which a Lead Independent Director would be appointed by our Board and to set forth such director’s responsibilities. Under the Company’s Corporate Governance Guidelines, a Lead Independent Director is appointed when the Chairman is the CEO or any other officer or employee of the Company, or if the Chairman is not otherwise independent. The independent directors designated Thomas C. DeLoach, Jr. as non-executive Chairman of the Board.

We believe that the foregoing structure, policies, and practices, when combined with the Company’s other governance policies and procedures, provide appropriate opportunities for oversight, discussion, and evaluation of decisions and direction from the Board.

The Board’s Risk Oversight Role

The Board maintains oversight responsibility for management of the Company’s risks. The Board has delegated oversight responsibility for certain areas of potential risk exposure to its committees. Each committee reports to the Board at regular intervals or more frequently, if appropriate, with respect to the risks and matters for which it maintains responsibility. The Company’s Risk Committee is responsible for further assisting the Board in fulfilling its oversight role by identifying, assessing and managing key financial, strategic and operational risks of the Company. Management annually reviews with the Risk Committee our key risks to help evaluate the Company’s risk profile and related risk management processes. In this review, management highlights for the Risk Committee our most significant risks to facilitate the Risk Committee’s evaluation of our long-term financial plans, budgets and strategic initiatives. The Risk Committee, based on such review, considers the appropriate process for managing or mitigating material risks and the appropriate allocation of resources related to such material risks.

 The Audit Committee is charged with (i) discussing guidelines and policies to govern the process by which management assesses and manages exposure to risk; (ii) discussing major financial risk exposures and the steps management has taken to monitor and control such exposure; and (iii) reviewing in a general manner the processes in place to assess and manage risk. Recognizing that the Risk Committee’s role complements the Audit Committee’s role in risk oversight, our Risk Committee charter mandates that at least one member of the Audit Committee be a member of the Risk Committee. Currently, our Risk Committee consists of three members, two of which are members of our Audit Committee, Mr. DeLoach and Ms. James. Mr. Maritz, who replaced Mr. Durham as the Risk Committee chair in April 2012, was also a member of our Audit Committee from April 2002 until April 2012.

The Compensation Committee is primarily responsible for the design and oversight of our executive compensation policies, programs and practices. A key objective of the Compensation Committee, together with the Risk Committee, is to oversee the implementation and development of our compensation programs to ensure such programs are consistent with the Company’s general philosophy after accounting for the Company’s key risk profile. In 2012, the Compensation Committee and the Risk Committee reviewed the Company’s risk profile and related risk management processes and concluded that our

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then-current compensation policies and practices for our employees did not create risks reasonably likely to have a material adverse effect on us.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, and certain of our officers and persons who beneficially own ten percent or more of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership of such securities with the SEC. Based solely upon a review of the copies of the filings furnished to us or prepared by us on behalf of such Section 16(a) filers, or written representations that no other reports were required, we believe that all of these filers complied with all Section 16(a) filing requirements during 2012.

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EXECUTIVE OFFICERS

Listed below is information regarding the Company’s executive officers as of March 22, 2013. All of our executive officers are elected by and serve at the discretion of the Board.

Name	Age	Position
Craig T. Monaghan	56	President and CEO
Michael Kearney	61	Executive Vice President and Chief Operating Officer (“COO”)
Scott J. Krenz	61	Senior Vice President and CFO
Joseph G. Parham, Jr	63	Vice President, Chief Human Resources Officer
George A. Villasana	45	Vice President, General Counsel and Secretary

Set forth below is a brief description of the business experience of the Company’s corporate officers for at least the past five years.

CRAIG T. MONAGHAN Please see Mr. Monaghan’s biographical information under “PROPOSAL NO. 1 – ELECTION OF DIRECTORS” above.

MICHAEL S. KEARNEY Please see Mr. Kearney’s biographical information under “PROPOSAL NO. 1 – ELECTION OF DIRECTORS” above.

SCOTT J. KRENZ has served as our Senior Vice President and CFO since June 2011. Prior to joining the Company, Mr. Krenz served as the Executive Vice President and CFO of Heidrick & Struggles International, Inc., a global leadership advisory firm, from 2008 until 2011. In 2007, Mr. Krenz served as the Executive Vice President and CFO of Navigant Consulting, Inc., a management consulting firm. Prior to serving at Navigant, Mr. Krenz served as the CFO of Sapient Corporation, a global IT services and Internet marketing firm, from 2004 through 2006.

JOSEPH G. PARHAM, JR. has served as our Vice President, Chief Human Resources Officer since May 2010. From 2001 until 2006, Mr. Parham served as the Senior Vice President, Human Resources for Acuity Brands, Inc., a leading provider of lighting fixtures and related products and services, where he was responsible for executive compensation, leadership development, benefits design, succession planning and major organization development programs. Prior to joining Acuity Brands, Mr. Parham served at Senior Vice President, Human Resources for National Service Industries from 2000 to 2001, as President and COO of the Polaroid Eyewear division of Polaroid Corporation from 1999 to 2000, and as Senior Vice President, Global Human Resources of Polaroid Corporation from 1994 to 1999.

GEORGE A. VILLASANA has served as our Vice President, General Counsel and Secretary since April 2012 after holding the position of Senior Vice President and General Counsel at Swisher Hygiene Inc. from February 2011 to April 2012. From June 2007 to July 2010, Mr. Villasana served as Executive Vice President and General Counsel at Pet DRx Corporation, which he helped take public and which was later sold to VCA Antech, Inc. From August 2000 to June 2007, he served as Senior Corporate Counsel at AutoNation, Inc., the nation’s largest automotive retailer. Earlier in his career he was a corporate attorney with Holland & Knight, LLP, and Shutts & Bowen, LLP in Miami, Florida, and a staff attorney with the Securities and Exchange Commission in Washington, D.C.

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compensation discussion & analysis

This compensation discussion and analysis (“CD&A”) is focused primarily on the compensation policies and programs as they relate to our executive officers in 2012, with certain additional detail about the compensation paid, or payable, to our “named executive officers.” Our named executive officers are:

•	Craig T. Monaghan, President and Chief Executive Officer;
•	Michael Kearney, Executive Vice President, Chief Operating Officer;
•	Scott J. Krenz; Senior Vice President, Chief Financial Officer;
•	Joseph G. Parham, Jr. Vice President, Chief Human Resources Officer; and
•	George A. Villasana, Vice President, General Counsel and Secretary.

The Compensation and Human Resources Committee of the Board (also referred to in this CD&A as the “Committee”) is charged with various duties concerning the compensation of our executive officers, including the development of our compensation philosophy relating to those individuals. With respect to decisions directly impacting executive compensation, the Committee’s primary responsibilities are to:

•	establish all aspects of compensation for our executive officers, including the named executive officers, and approve awards to the CEO, subject to Board ratification, under our incentive-based compensation plans;
•	oversee the development, implementation and administration of our compensation and benefit plans; and
•	prepare the Compensation Committee Report and review and discuss with management the CD&A, as required to be included in our annual proxy statement or annual report on Form 10-K filed with the SEC.

For additional information regarding the Committee’s function and composition, see “Governance of the Company—Committees of the Board—Compensation Committee.”

Overview

We believe that fostering an entrepreneurial spirit is essential to our success. Accordingly, we encourage our executive officers to manage our company in a way that preserves the decision-making of our dealership managers, especially those decisions that directly affect our customers. In furtherance of that principle, we have centralized a number of administrative activities at our corporate headquarters to allow our dealership managers to focus on dealership operations. As a result, the objectives of our executive compensation philosophy are to: (i) support the attainment of our vision, business strategy and operating imperatives, (ii) guide the design and implementation of effective executive compensation and benefit plans, (iii) reinforce our business values, and (iv) align management and stockholder interests.

For 2012, the Committee worked with its compensation consultant, described in more detail below, to develop and analyze comparative data on executive compensation with a goal of setting and maintaining total executive compensation at target performance levels between the 25th and 50th percentile of compensation paid to executives in similar positions within our Peer Group (defined below). However, in determining this range, the Committee acknowledged that, as a result of the significant variable components of compensation described in more detail elsewhere in this CD&A, actual payouts may be significantly above or below this range based on actual performance when compared to target performance.

  In determining and setting the 2012 compensation levels of our named executive officers, the Committee acknowledged the recent achievements of our management team in a continued challenging automobile retailing environment, including the following achievements:

•	we grew adjusted earnings per share (“EPS”) from continuing operations and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) 31% and 18%, respectively, in 2011 compared to 2010;
•	our revenues grew 10%, totaling $4.1 billion in 2011 compared to $3.8 billion in 2010;
•	we experienced gross profit growth in all four of our business lines in fiscal year 2011; and
•	we reduced our selling, general and administrative expenses as a percentage of gross profit by 110 basis points in 2011 compared to 2010.

For 2012, the Committee approved incentive compensation programs designed to focus our executive management team on primarily improving EBITDA, a metric used by management and that the Committee believes is often used by investors and market analysts in comparing performance and determining enterprise value.

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The following achievements in 2012 impacted actual payouts, and the overall compensation of our executive officers, under our incentive compensation programs for 2012:

•	we grew adjusted EBITDA and adjusted EPS by approximately 22% and 49%, respectively;
•	our revenues grew 12% from the previous year, totaling approximate $4.6 billion;
•	we experienced gross profit growth in all four of our business lines;
•	we reduced our selling, general and administrative expenses as a percentage of gross profit by 330 basis points in comparison to 2011;
•	we repaid our outstanding 3.00% Senior Subordinated Convertible Notes due 2012; and
•	we reduced our leverage ratio to 2.4x in 2012, which represents a 14% decrease as compared to 2011.

Elements of Compensation

The various elements of compensation provided by the Company are intended to (i) provide an appropriate level of financial certainty through non-variable compensation, (ii) implement our philosophy and ensure that a significant portion of total compensation is performance-based, and (iii) create a balance of long-term and short-term incentives. The key elements of our executive compensation program for the year ended December 31, 2012 are outlined below, together with a summary of the purposes and considerations underlying each compensation element.

Compensation Element	Purpose/Underlying Consideration
Base Salary

• To provide base pay benchmarked to the individual’s level of responsibility, talent, and experience;

• to provide financial predictability;

• to provide a salary that is market competitive; and

• to promote retention of executives.

Short-Term Incentives (our Annual Cash Incentive Plan)

• To optimize annual operating results;

• to more directly align management and stockholder interests;

• to provide, along with base salary, market competitive cash compensation when targeted performance objectives are met;

• to provide appropriate incentives to exceed targeted results;

• to pay meaningful incremental cash awards when actual results exceed targeted results; and

• to encourage internal alignment and teamwork.

Long-Term Incentives (also referred to as “Equity-Based Compensation”)

• To balance the short-term orientation of other compensation elements;

• to more directly align management with our stockholders’ long-term interests;

• to focus executives on the achievement of long-term results;

• to support the growth and profitability of each of our revenue sources;

• to allow key executives to accumulate retirement assets; and

• to retain key executive talent.

Employment and Severance Arrangements

• To enable us to attract and retain talented executives;

• to protect our interests through appropriate restrictive post-employment covenants, including non-competition and non-solicitation;

• to, when and if appropriate, ensure that management is able to analyze any potential change in control transaction objectively; and

• to, when and if appropriate, provide for continuity of management in the event of a change in control.

Other Benefits

• To be competitive in the markets where we compete for executive talent;

• to avoid materially different approaches to benefits among executive and non-executive employees; and

• to provide limited job-related and market-driven perquisites in line with our corporate governance philosophies.

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Compensation Philosophy and Guidelines

The Committee, with the help of its independent compensation consultant, has developed our executive compensation philosophy. Our compensation philosophy sets forth certain general guidelines that the Committee considers in making decisions and recommendations related to executive compensation (including our named executive officers’ compensation). The key principles and considerations underlying our compensation philosophy are the following:

•	emphasize a “pay-for-results” culture with clear emphasis on pay-for-performance and accountability;
•	effectively manage the cost of compensation programs by providing that a substantial portion of executive pay will be in the form of variable, performance-based compensation;
•	consider total compensation in light of competitive market practices, internal equity considerations, and individual-specific characteristics;
•	provide a balanced total compensation program to ensure management is not encouraged to take unnecessary and excessive risks;
•	encourage equity ownership by management;
•	reinforce teamwork and internal alignment of management; and
•	consider stakeholder perceptions and governance practices when formulating pay plans and actions.

Consistent with past practice, in order to effectively communicate expectations with and incentivize such individuals in connection with our performance, we generally make compensation program decisions in the first quarter of a year. Except with respect to executive officer changes during 2012 that resulted in amendments to, or the entry into new, agreements relating to employment terms and conditions, substantially all compensation decisions for our executive officers for the 2012 fiscal year were made in February 2012. In 2012, all compensation decisions were consistent with our overall compensation philosophy and guidelines.

The Role of Stockholder Say-on-Pay Votes and Related Considerations

At our 2012 annual meeting of stockholders held on April 18, 2012, approximately 97.8% of the votes cast in the stockholders’ advisory vote on executive compensation (the “say-on-pay proposal”) at that meeting were voted in favor of the proposal. The Committee believes this favorable vote affirms our stockholders’ support of its approach to executive compensation and, as a result, the Committee did not make material changes to the implementation of our executive compensation philosophy in 2012. Further, we provide our stockholders with the opportunity to vote annually on a say-on-pay proposal.

In addition to consideration given to the results of the vote on the say on pay proposal, at various times through the year the Committee considers direct and indirect input from stockholders and other stakeholders, and more general developments in executive compensation principles, in the development and implementation of the Company’s executive compensation philosophy, policies and practices. For additional information on how these considerations impacted 2012 and 2013 compensation decisions, see “—Policies and Practices” below.

Policies and Practices

The Committee continually monitors and, as appropriate, amends our compensation policies and practices to ensure that they emphasize, and reward executives for, results that are consistent with stockholder interests and corporate governance best practices. For example, the following are the key principles underlying our compensation policies and practices, with additional information on the recent or current effect of their implementation:

•	Base Salary Adjustments. As described above, the Committee works with a compensation consultant to set our executive officers’ overall compensation levels between the 25th and 50th percentile of compensation paid to executives in similar positions within our Peer Group. Based on an evaluation of all appropriate factors, at its February 2013 meeting, at which 2013 compensation decisions are typically made, the Committee made certain market-based adjustments in the base salaries of our named executive officers for 2013.
•	Tie Pay to Performance. The Committee believes that performance-based equity grants and compensation programs help to align management’s interests with the interests of our stockholders. As a result, for 2012, 50% of our equity awards which, as described elsewhere, are intended to act as long-term incentives, contained both a time-based and performance-based component. To further align the interest of management and our stockholders, for 2013, the Committee has increased the performance-based component of equity-based awards to 60% of the overall equity-based award, up from 50% for 2012, for our named executive officers. Further,

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after appropriate evaluation, at its February 2013 meeting, the Committee determined not to upwardly adjust target bonus percentages for executive officers in 2013 as compared to 2012.
•	Limit Perquisites. We have eliminated substantially all of the perquisites historically provided to our executive officers, retaining only those limited perquisites, such as the provision of car allowances or “demonstrator” vehicles, which we consider appropriate and typical in our industry.
•	Equity Ownership Guidelines. We have adopted equity ownership guidelines applicable to, among others, our executive officers. These guidelines encourage stock ownership and the alignment of management, Board and stockholder interests by requiring the CEO and our other named executive officers and directors to own a number of shares of our common stock the value of which is equal to a stated multiple of his or her base salary or annual Board retainer, as applicable. For additional information, see “Securities Owned by Management and Certain Beneficial Owners—Equity Ownership Guidelines.”
•	Prohibit Hedging of our Securities. We do not believe it is appropriate for officers, directors or other “insiders” to try to profit from short-term fluctuations in our stock price. As a result, our executive officers (as well as our other employees and members of our Board) are prohibited from engaging in short sales of our common stock and from buying or selling puts or calls on, or any other financial instruments that are designed to hedge or offset decreases or increases in the value of, our common stock. Additionally, our Section 16 officers (as well as members of our Board) are prohibited from pledging our securities, including holding them in margin accounts.
•	Accelerated vesting of equity awards only upon a “double trigger” in connection with a change of control. In accordance with what the Committee determined as a trend in compensation matters, equity-based awards granted under our 2012 Equity Incentive Plan and all awards granted after February 8, 2012 under our amended 2002 Equity Incentive Plan generally provide that an award will be accelerated in connection with a change of control transaction only if: (i) the acquiror does not replace or substitute the subject equity award with an equivalent award, or (ii) the participant’s employment is involuntarily terminated within two years following the change of control.
•	Recoupment Policy. We maintain a recoupment policy that requires certain officers to reimburse certain performance-based incentive compensation paid to them in the event that we are required to restate financial results due to fraud or intentional misconduct by such individuals.
•	Independent Compensation Consultant. Compensation determinations are made with the input of an independent compensation consultant engaged by the Committee. For further discussion of the selection of this compensation consultant, see “—Compensation Consultant” below.
•	Appropriate Compensation Risk Assessment. The Committee annually reviews and assesses potential risks arising from our compensation programs. For a further discussion of this risk assessment, see “Governance of the Company—The Board’s Risk Oversight Role.”

Compensation Consultant

In 2012, the Committee retained Pay Governance LLC (“Pay Governance”) as its independent executive compensation consultant. Pay Governance provides advice to the Committee on matters related to the fulfillment of the Committee’s responsibilities under its charter and on a wide range of executive compensation and related governance matters. As advisor to the Compensation Committee, Pay Governance reviews the total compensation strategy and pay levels for the Company’s executive officers, examines all aspects of the Company’s executive compensation programs to ensure their ongoing support of the Company’s business strategy, informs the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs, and provides general advice to the Compensation Committee with respect to compensation decisions pertaining to the Chief Executive Officer and other senior executives. All of the services provided by Pay Governance during 2012 were to the Compensation Committee, and Pay Governance did not provide any additional services to the Company. At least annually, the Compensation Committee conducts a review of its compensation consultant’s performance and potential conflicts of interest. In accordance with applicable SEC and NYSE requirements the Committee reviewed potential conflicts of interest with the compensation consultant’s independence and concluded that the work of the compensation consultant did not raise any conflicts of interest.

During 2012, at the Compensation Committee’s request, Pay Governance (i) provided competitive market data on compensation for executives, (ii) reviewed and recommended changes to the Company’s peer group used in competitive analyses of executive compensation, (iii) assisted the Company in modeling its share request for and development of the Asbury Automotive Group, Inc. 2012 Equity Incentive Plan, which plan was approved by our stockholders at our 2012 annual meeting of stockholders, (iv) reviewed our annual proxy statement disclosures, (v) provided the Compensation Committee with an analysis of the compensation of the named executive officers as reported in the Company’s 2012 proxy

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statement as compared to the compensation provided to executives by the companies in the Company’s peer group as reported in their proxy statements, and (vii) provided the Committee with advice regarding various tax and regulatory issues.

The peer group used for purposes of benchmarking our compensation (the “Peer Group”) in 2012 was adopted by the Committee in 2010 based on a prior compensation consultant’s recommendations. The Peer Group consisted primarily of automotive retailers and companies in automotive-related industries with similar characteristics such as revenue, market capitalization, EBITDA and/or operating income, and against whom we would expect to compete for executive talent. As such, our Peer Group consisted of the following companies:

•           Automotive retailers: Advanced Auto Parts Inc., AutoNation, Inc., AutoZone, Inc., Carmax Inc., Group 1 Automotive, Inc., Lithia Motors Inc., O’Reilly Automotive, Inc., Penske Automotive Group, Inc., Sonic Automotive Inc., and The Pep Boys—Manny Moe and Jack;

•           Companies in related industries: American Axle and Manufacturing Holdings, Inc., Meritor, Inc., Genuine Parts Company, Rush Enterprises, Inc., and Tractor Supply Company.

In late 2012, Pay Governance worked with the Committee to review the Peer Group to assess if it remained appropriate for use in competitive analyses of senior executive compensation. Based on the review conducted by Pay Governance and the Committee, it was determined to remove several companies from the Peer Group for performance reasons or due to differences in business model. The Committee also determined that it was appropriate to add other companies that it believes are more reflective of Asbury’s retail business model and/or that operate in industries more closely related to the Company. As such, the revised Peer Group now consists of the following companies:

•           Automotive retailers: Advanced Auto Parts Inc., AutoNation, Inc., AutoZone, Inc., Carmax Inc., Group 1 Automotive, Inc., Lithia Motors Inc., O’Reilly Automotive, Inc., Penske Automotive Group, Inc., and Sonic Automotive Inc.;

•           Other related companies: Avis Budget Group, Inc., Cabela’s, Inc., Genuine Parts Company, LKQ Corporation, Tiffany & Co., and Tractor Supply Company.

Additional Considerations in Executive Compensation Decisions

As described above, the Committee generally aims to establish total compensation levels for our executive officers between the 25th and 50th percentile of the target total compensation levels of executive officers with equivalent responsibilities in our Peer Group. Notwithstanding this, however, given the use of short-term cash incentives and time-vested and performance-based equity compensation as principal components of compensation, the Committee expects that when our performance exceeds targeted performance levels, the actual payouts received by our executive officers may be above competitive median levels.

In addition to considering the evaluations and analyses prepared by Pay Governance, to help benchmark our executive compensation against that of our Peer Group, the Committee also considered a number of other factors when setting executive officer compensation for 2012, including:

•          individual performance of the executive;

•          the executive’s tenure and importance to us;

•          our financial condition; and

•          internal equity considerations.

Review of 2012 Compensation

For 2012, each named executive officer was eligible to receive compensation consisting of the following four primary elements: (i) a base salary; (ii) a short-term (annual) incentive in the form of a cash bonus opportunity pursuant to our amended and restated Key Executive Incentive Compensation Plan; (iii) a long-term incentive in the form of equity grants under the 2012 Equity Incentive Plan; and (iv) perquisites and other benefits.

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 Base Salaries

Increases, if any, in base salary for executive officers (other than for the CEO) are generally recommended to the Committee by the CEO on an annual basis, absent a change in circumstances at another time of year that would make reconsideration appropriate at that time. Increases in base salary for the CEO, if any, are initiated and approved by the Committee. In setting base salary, the Committee takes into account the executive’s current and expected experience, skills, level in the organization, and scope of responsibilities. The Committee also considers our financial health and the compensation data received from its independent compensation consultant.

Due to the continued challenging general economic environment and the uncertainty in the automobile retailing industry, following the regular, annual review of base salaries by the Committee in February 2012, the Committee determined that none of the named executive officers would receive base salary increases for 2012. In connection with the appointment of George A. Villasana as our Vice President, General Counsel and Secretary, the Committee determined Mr. Villasana’s base salary in light of his prior experience and market data and other relevant factors as a part of the negotiations conducted in connection with his hiring.

  Annual base salaries in 2012 for the named executive officers were as follows:

Name	Title	Annual Base Salary
Craig T. Monaghan	President and CEO	$750,000
Michael S. Kearney	EVP and COO	$675,000
Scott J. Krenz	SVP and CFO	$425,000
Joseph G. Parham, Jr	VP, Chief Human Resources Officer	$330,000
George A. Villasana	VP, General Counsel and Secretary	$315,000	(1)

(1)	Mr. Villasana was appointed our Vice President, General Counsel and Secretary, effective as of April 16, 2012.

Annual Cash Incentive Plan

In order to motivate management toward the achievement of certain pre-established corporate goals, and to remain competitive in the industry, we believe that a significant portion of each executive officer’s total compensation should be performance-based. We also believe that management is motivated by the opportunity to earn incremental cash compensation based upon the achievement of annual or similar shorter-term performance objectives, and that such additional compensation opportunity properly fosters effective management, innovative thinking, and the implementation of cost saving measures by our executive officers, which may enable us to further enhance our stockholder value. The cash awards paid to our executive officers are paid under the terms of our Amended and Restated Key Executive Incentive Compensation Plan.

For fiscal year 2012, the Committee decided it was appropriate to use the same cash incentive plan structure that was used in fiscal year 2011, with potential payouts under the cash incentive plan being dependent upon the achievement of EBITDA (adjusted as described below) correlated with actual United States Annual Automotive Sales (“USAAS”) as reported by Motor Intelligence. The selection of EBITDA as the performance benchmark for payouts under the annual cash incentive plan reflected the Committee’s belief that EBITDA is an important metric used by management from time to time to evaluate and analyze results and the impact on the Company of strategic decisions and actions relating to, among other things, events outside of normal, or “core,” business operations and is often used by investors and market analysts in comparing performance and in determining enterprise value. Further, given the continued uncertainty in the general economic environment, and specifically within the automobile retailing industry in 2012, the Committee believed it was appropriate to establish award opportunities at various levels of actual USAAS, which was highly uncertain and beyond the control of management. As a result, the Committee believed it was appropriate to increase target EBITDA at higher levels of USAAS.

In connection with the determination of EBITDA as the appropriate performance metric under the annual cash incentive plan, the Committee further believed it was appropriate to provide for certain potential adjustments to the traditional measure of EBITDA to account for the impact on our financial results of certain potential extraordinary items. These items typically result from strategic actions and decisions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or core, business operations. The Committee believed these items are not properly allocable to the determination of operational results in a given period.

To account for the potential for different levels of USAAS, at each established level of USAAS under the annual cash incentive plan, for 2012 three EBITDA performance goals were established: (i) a “threshold” level; (ii) a “target” level; and

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(iii) a “maximum” bonus level. Under the terms of the annual cash incentive plan, if EBITDA did not meet the established “threshold” level at the actual USAAS, no payouts would be made under the plan. Further, if EBITDA exceeded the established “maximum” level at the actual USAAS, payout under the annual cash incentive plan would be limited as if performance had equaled the maximum performance goal. If actual USAAS was between two established levels, or if the achievement of EBITDA performance goals was between threshold and target levels, or target and maximum levels, participants would be entitled to a ratable portion of any payment due based upon linear interpolation.

In determining what it considered an appropriate “target” performance goal at the various levels of USAAS, the Committee consulted with management and evaluated various internally-prepared models and forecasts. After consultation with Pay Governance in February 2012, the Committee approved the threshold and maximum performance goals at 85% and 115% of target, respectively.

The table below sets out the threshold, target and maximum EBITDA performance goals approved for 2012.

EBITDA Performance Goals (in millions)
Actual USAAS (in millions)	Threshold (85% of Target) 50% Payout	Target (100%) 100% Payout	Maximum (115% of Target) 200% Payout
10.5 & lower	$ 122.8	$ 144.5	$ 166.2
11.5	$ 122.8	$ 144.5	$ 166.2
12.5	$ 136.4	$ 160.5	$ 184.6
13.5	$ 147.9	$ 174.0	$ 200.1
14.5	$ 159.4	$ 187.5	$ 215.6
15.5 & above	$ 173.4	$ 204.0	$ 234.6

For 2012, actual USAAS as reported by Motor Intelligence was 14.5 million. Based on this level of USAAS, EBITDA levels for the purpose of determining payouts under the annual cash incentive plan were calculated by interpolation as follows: threshold: $159.4 million; target: $187.5 million; and maximum: $215.6 million. The Company achieved EBITDA of $198.3 million in 2012, and the Committee established a payout at 138% of target under the cash incentive plan, which payout amounts did not exceed the maximum amounts described below under the caption “Section 162(m)”.

The Committee established incentive opportunities, as a percentage of base salary, for each named executive officer dependent upon each named executive officer’s respective current and expected positions, skills, and experience, as well as other factors described above including the degree of responsibility assumed and expected to be assumed by such individual for aspects of the organization that impact our financial performance. The target bonus opportunity for each of Messrs. Monaghan, Kearney, Krenz, Parham, and Villasana was set at 100%, 75%, 55%, 40% and 40% of their respective base salaries. These levels of bonus opportunity are in accordance with the benchmarking data provided by Pay Governance for each executive’s position and level of experience.

The various bonus opportunities (as a percentage of base salary), and actual dollar amounts paid, pursuant to the 2012 annual cash incentive plan are detailed in the table below.

Name	Threshold Opportunity	Target Opportunity	Maximum Opportunity	Actual Payment (138% of Target)
Craig T. Monaghan	50%	100%	200%	$1,035,000
Michael Kearney	37.5%	75%	150%	$698,625
Scott J. Krenz	27.5%	55%	110%	$322,575
Joseph G. Parham, Jr.	20%	40%	80%	$182,160
George A. Villasana	20%	40%	80%	$123,107	(1)

(1)	Represents the pro rata amount earned from April 16, 2012, the effective date of the commencement of his employment with the Company.

Equity-Based Compensation

The Committee generally does not use a specific formula for allocating equity-based compensation as a percentage of total compensation for the named executive officers. For 2012, consistent with prior years, the Committee considered a number of factors in establishing the level of long-term compensation for each named executive officer, primarily:

•	Peer Group compensation pay practices and norms for comparable executives;
•	general industry pay levels for comparable executives as gathered from publicly-available sources;
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•	historical individual performance and responsibility of the executive;
•	tenure and importance to us of the executive;
•	expected future responsibilities of the executive;
•	the impact of recent historical equity-based compensation decisions, awards and payouts to each executive; and
•	internal pay equity considerations.

To ensure that equity-based awards to executive officers in 2012 addressed both the long-term performance and retention objectives of our equity incentive plan, the Committee decided that the annual grant would consist of:

•	50% time-vesting restricted stock, which the Committee believes enhances executive officer retention; and
•	50% performance share units, the vesting of which is subject to our achievement of certain performance metrics, which the Committee believes provides an appropriate amount of executive officer focus on our financial success, as well as our continued employment of the executive.

As described above, the Committee determined that the 2013 annual awards would be weighted 60% towards performance-based vesting and 40% towards time-based vesting for our named executive officers.

When executives first join the Company, it also is customary for the Committee to grant the executive an equity award, in furtherance of our principle of encouraging equity ownership by management and to assist the executive in meeting our equity ownership guidelines. As such, upon joining the Company in April 2012, Mr. Villasana was granted a hiring award of 11,364 shares of restricted stock. In light of a number of factors, including the timing of his hiring, pay equity considerations in light of his former position, the desire to provide certainty toward the achievement of compliance with our equity ownership guidelines and negotiations conducted in connection with his hiring, it was determined appropriate that all of Mr. Villasana’s equity award would be in the form of restricted stock, rather than having a portion of such awards at-risk based on Company performance in 2012. The value of the award granted to Mr. Villasana was equivalent to what the total value of his award would have been if half of his award was in performance share units and the Company performed at the target level.

In 2012, the following named executive officers were granted the number of shares of restricted stock and the number of performance share unit awards (at target performance levels) set forth beside his or her name below:

Name	Number of Shares of Restricted Stock Granted	Number of Performance Share Units Granted (at Target performance level)
Craig T. Monaghan	34,400	34,400
Michael S. Kearney	20,650	20,650
Scott J. Krenz	12,800	12,800
Joseph G. Parham, Jr.	5,300	5,300
George A. Villasana.	11,364	―

2012 Restricted Stock Award Features

The 2012 restricted stock awards granted to the named executive officers vest ratably over three years beginning on the first anniversary of the grant date. In the event that dividends are paid on shares of our common stock at any time when restricted stock awards remain unvested, any such dividends will accrue and be payable to the grantee upon vesting of the underlying restricted shares. In the event such shares do not vest, no such dividends will be paid.

2012 Performance Share Unit Award Features

The performance share unit awards granted to the named executive officers had a performance period based solely upon our fiscal year 2012 performance (described below) and, assuming satisfaction of such performance requirements, provide for ratable vesting over three-years beginning on the grant date of the award, and require continued employment through the vesting period. Such performance share unit awards, if paid, will be paid in shares of our common stock. In considering the performance share unit program, the Committee believed it was important to set what it considered challenging, yet attainable, targets for the performance period. Because of the continued general economic uncertainty, market volatility and only modest recovery in the automobile retailing industry at the time of the award, the Committee, with

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the input of Pay Governance, determined that it would be difficult to project our performance over a multi-year performance period, and therefore determined that a one-year performance period, with subsequent year vesting restrictions, remained appropriate, including providing sufficient alignment between management and stockholder interests and serving as a valuable executive-retention tool.

Under the performance share unit awards program, each executive (other than Mr. Villasana) was awarded a number of performance share units that could be earned based on our performance relative to certain comparable companies with respect to five performance metrics described below. These metrics were selected because of their relative importance to our financial success. The number of performance share units awarded to each executive was recommended to the Committee by the CEO based on each executive’s past performance and level of responsibility; the number of performance share units awarded to the CEO was determined by the Committee and awarded to the CEO based on his past performance.

The actual number of performance share units that could be earned was based on the achievement of certain performance goals set by the Committee at the beginning of the performance period. The number of share units awarded was determined based on “points” earned, as described below, and could range from 0% to 150% of the target number of units. The Committee chose a payout range of 0% to 150% of the target award consistent with a prevailing market trend of reduced maximum payout levels to reduce potential concerns regarding excessive risk-taking by employees eligible for such awards.

Under our 2012 performance share unit award program, our performance was to be determined, or scored, and thus the actual number of shares were to be earned, based upon the following five performance elements, which were chosen because the Committee determined them to be key drivers of long-term performance in our industry:

•	front-end light vehicle gross profit yield per light vehicle unit sold;
•	percentage improvement in same-store gross profit measured against the prior fiscal year;
•	EBITDA margin;
•	basis point improvement in EPS measured against the prior fiscal year; and
•	ROIC.

For these purposes, EBITDA margin is defined as EBITDA divided by total gross profit. EBITDA is defined as earnings before non-floor plan interest, gain/loss on repurchase of debt, income taxes, depreciation and amortization, impairment expenses and other publicly reported noncore items. ROIC is defined as EBITDA divided by invested capital. Invested capital is defined as book value of total debt (excluding floor plan debt) less cash, or “net debt”, plus book value of equity.

The 2012 performance share unit award program was designed so that each element of our performance would be ranked and scored against the comparable element of performance for AutoNation, Inc., Group 1 Automotive, Inc. and Sonic Automotive, Inc. (the “PSU Peer Group”), our three most comparable competitors based on lines of business under the program. We and each member of the PSU Peer Group were ranked on each performance element, first through fourth, with each performance element determined by reference to each entity’s most recently publicly available financial results. For purposes of determining our points earned under the 2012 performance share unit program, points were earned for each element as follows:

•	3 points were awarded if we ranked 1st in the performance element;
•	2 points were awarded if we ranked 2nd in the performance element;
•	1 point was awarded if we ranked 3rd in the performance element; and
•	0 points were awarded if we ranked 4th in the performance element.

The points earned for each performance element were added together, such that the highest number of collective points we could achieve was 15, as shown in the table below. In addition, our performance results and those of each PSU Peer Group member under each performance element could be adjusted for material, publicly disclosed non-core items. The target percentage was to be determined based on the total points earned according to the chart below.

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	Target %
Total Points Earned	From	To
0	0%	0%	No Payment
1	0%	40%
2	20%	50%
3	40%	60%
4	50%	70%
5	60%	80%
6	70%	90%
7	80%	100%
8	90%	110%	Target
9	100%	115%
10	105%	120%
11	110%	125%
12	120%	130%
13	130%	140%
14	140%	150%
15	150%	150%	Maximum

The maximum number of points available and, based on the considerations above, the actual number of points earned for each performance element under the 2012 performance share unit award program is detailed in the following table:

	Gross Profit Yield Per Light Vehicle Unit Sold	Percentage Improvement in Same Store Gross Profit	EBITDA Margin	EPS	ROIC	Total
Maximum Points Available	3	3	3	3	3	15
Points Earned by Asbury	2	3	2	3	2	12

Pursuant to this point system a total of 12 points (out of a maximum of 15 points available) were earned by the Company based on the achievement level of the performance elements described above, and the Committee, using its discretion under the program, established a payout of a number of shares of our common stock at 130% of target. Payments of awards pursuant to the 2012 performance share unit award program were made as set forth below and such amounts did not exceed the maximum amounts described below under the caption “Section 162(m)”.

Name	Target Number of PSUs Granted	Number of Shares of Common Stock Awarded Under the 2012 Performance Share Unit Award Program
Craig T. Monaghan	34,400	44,720
Michael S. Kearney	20,650	26,845
Scott J. Krenz	12,800	16,640
Joseph G. Parham, Jr.	5,300	6,890
George A. Villasana	―	―

In accordance with the terms of the 2012 performance share unit award program, one-third of the award to each named executive officer vested on the first anniversary of the grant date.

Other Benefits

In 2012, our executive officers were eligible to participate in the employee benefit plans generally available to all of our employees in the corporate office, including medical, dental, life and disability insurance plans, as well as to participate in our 401(k) plan. In February 2012, the Board, upon the Compensation Committee’s recommendation, terminated the Wealth Accumulation Plan.

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In the automobile retailing industry, senior executives are typically provided with the use of one or more demonstrator vehicles from a retailer’s inventory of new vehicles in order to, among other things, show support for the retailer’s offered brands. Executives are typically entitled to these vehicles for business and personal use. Management has limited the number of demonstrator vehicles provided to our employees due to the risks associated with the use of such vehicles. To provide a similar benefit, we provide a cash car allowance of $800 per month to our corporate officers at the vice president level and above, including our named executive officers, as described below, and in 2012, Messrs. Monaghan and Kearney each were entitled to use one demonstrator automobile pursuant to the terms of their respective employment agreements.

Employment, Severance and Change in Control Arrangements

General Provisions of Employment, Severance and Transition Agreements

In connection with the implementation of certain aspects of our succession plan and as a retention and executive recruitment tool, we have entered into employment agreements with Messrs. Monaghan and Kearney. In addition, we are currently party to severance agreements with Messrs. Krenz, Parham and Villasana. All of these agreements provide for certain benefits in the event of involuntary termination without cause or for good reason by the named executive officer, and additional benefits in the event of termination within two years following a change in control. Each executive has agreed to certain confidentiality, non-compete, and non-solicitation provisions contained in his agreement.

We believe that these agreements serve as appropriate retention tools for these executives by providing security in the event of an unplanned termination of employment, with the exception of a termination for cause. Furthermore, from time to time, we examine various strategic alternatives, and the provisions of these agreements are important to retain these key people whose continued employment might be at risk in certain changes of control, although such transactions may otherwise be in the best interests of our stockholders. As a corporate policy, we believe that it may be difficult to attract and retain talented executives with provisions in our severance arrangements that deny severance benefits in the event of a termination for performance-related issues.

A description of the terms of these employment and severance agreements, including the potential payouts to these individuals pursuant to the applicable severance arrangements, are summarized in the “Employment Agreements and Potential Payments Upon Termination” section of this proxy statement.

Section 162(m)

Section 162(m) of the Code generally imposes a $1,000,000 per taxable year ceiling on the tax deductibility to a company of remuneration paid (not including amounts deferred) to the company’s chief executive officer and any one of the other three most highly compensated executive officers of a publicly held corporation (with the exception of such company’s chief financial officer), unless the remuneration is treated as performance-based or is otherwise exempt from the provisions of Section 162(m). While we intend to maximize the tax-efficiency of our compensation programs generally, the Committee and the Board retain the flexibility in the manner in which we award compensation to act in the best interests of the Company and its stockholders, including awarding compensation that may not be deductible by reason of Section 162(m).

The Committee structures and administers annual cash incentive awards under our shareholder-approved Amended and Restated Key Executive Incentive Compensation Plan and long-term equity incentive awards under our shareholder-approved equity incentive plans with the goal of maximizing the tax deductibility of certain awards as “performance-based” compensation under Section 162(m) of the Code, to the extent practical and deemed appropriate, consistent with maintaining competitive compensation.  Commencing with fiscal year  2012, in connection with annual cash incentive awards and long-term equity incentive awards, the Committee selects an objective maximum annual cash incentive award and long-term equity incentive awards that a named executive officer may receive based on the achievement of specified EBITDA (adjusted as described below) performance levels, but may not increase awards above these maximum amounts.  Each year, the Committee establishes performance criteria for annual cash incentive awards and long-term equity incentive awards and may apply negative discretion to the maximum award amounts.  For fiscal 2012, the Committee exercised its negative discretion to arrive at the actual annual cash incentive plan awards and long-term equity incentive awards received by a named executive officer.

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COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation and Human Resources Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Exchange Act and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Members of the Compensation Committee

Janet M. Clarke (Chair)
Dennis E. Clements
Juanita T. James
Eugene S. Katz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2012, Ms. Clarke (Chair), Mr. Clements, Ms. James and Mr. Katz, none of whom is or was formerly an officer or employee of the Company, were members of the Compensation Committee of our Board. None of the Compensation Committee members or other members of the Board serves as an executive officer of any entity for which one of the Company’s executive officers serves as a director or member of such other entity’s compensation committee.

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EXECUTIVE COMPENSATION

The following table shows the compensation paid for fiscal years 2010, 2011 and 2012 for our CEO, our CFO and our three other most highly compensated executive officers of the Company as of December 31, 2012 (collectively, the “named executive officers”). For a more detailed discussion about the compensation arrangements for these executive officers, see “Compensation Discussion and Analysis.”

SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary		Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (2)		All Other Compensation		Total

Craig T. Monaghan	2012	$750,000		$1,748,896	—	$1,035,000		$20,915	(3)	$3,554,811
President and CEO	2011	$735,346		$1,499,954	—	$705,000		$20,915		$2,961,215
	2010	$607,772		$1,011,417	—	$659,433		$9,600		$2,288,222

Michael Kearney	2012	$675,000		$1,049,846	—	$698,625		$16,097	(4)	$2,439,568
Executive Vice President	2011	$667,452		$900,104	—	$475,875		$116,843		$2,160,274
and COO	2010	$600,000		$978,704	—	$558,000		$11,283		$2,147,987

Scott Krenz	2012	$425,000		$650,752	—	$322,575		$84,600	(5)	$1,482,927
Senior Vice President and CFO	2011	$219,038	(6)	$400,012	—	$109,863	(7)	$79,948		$808,861

Joseph G. Parham	2012	$328,192		$269,452	—	$182,160		$9,600	(8)	$789,404
Vice President, Chief Human	2011	$330,000		$331,818	—	$124,080		$9,600		$795,498
Resources Officer	2010	$218,942	(9)	$477,900	—	$136,400		$6,400		$839,642

George A. Villasana	2012	$223,125	(10)	$315,010	—	$123,107	(11)	$134,300	(12)	$795,542
Vice President, General
Counsel and Secretary

(1)	The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards of performance shares and shares of restricted stock for the fiscal years ended December 31, 2012, 2011 and 2010, as described in the “Compensation Discussion and Analysis—Equity-Based Compensation” discussion and in footnote 2 of the “Grants of Plan-Based Awards Table” below. For a more detailed discussion of the assumptions used to determine the valuation of the stock awards set forth in this column, please see a discussion of such valuation in Note 22 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 21, 2013, which footnote is incorporated into this proxy statement by reference.
The maximum possible value of performance awards (based on the assumption that the highest level of performance is achieved) granted to each of our named executive officers in 2012 was as follows: Mr. Monaghan: $1,311,672; Mr. Kearney: $787,385; Mr. Krenz: $488,064; and Mr. Parham: $202,089. For additional information on the actual number of performance share awards granted, see the discussion under “Compensation Discussion and Analysis – Review of 2012 Compensation – Equity Based Compensation” above.
(2)	The amounts in this column represent the actual amount paid under the applicable year’s annual cash incentive plan. The amounts represent the entire cash incentive award earned by the named executive officers in those fiscal years.

(3)	Represents (i) the imputed income associated with the use of one demonstrator vehicle valued at $11,315; and (ii) an automobile allowance of $9,600.
(4)	Represents (i) the imputed income associated with the use of one demonstrator vehicle valued at $6,497; and (ii) an automobile allowance of $9,600.
(5)	Represents (i) an automobile allowance of $9,600; and (ii) the remaining $75,000 of a sign on bonus paid to Mr. Krenz in lieu of relocation benefits.
(6)	Represents base salary compensation from June 27, 2011, the date he commenced employment with the Company, to December 31, 2011.
(7)	Represents the pro rata annual cash incentive plan amount earned from June 27, 2011, the date he commenced employment with the Company, to December 31, 2011.
(8)	Represents an automobile allowance of $9,600.
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(9)	Represents base salary compensation from May 3, 2010, the date he commenced employment with the Company, to December 31, 2010.
(10)	Represents base salary compensation from April 16, 2012, the date he commenced employment with the Company, to December 31, 2012.
(11)	Represents the pro rata annual cash incentive plan amount earned from April 16, 2012, the date he commenced employment with the Company.
(12)	Represents (i) an automobile allowance of $6,800; and (ii) a sign on bonus paid to Mr. Villasana in lieu of relocation benefits. The remainder of the sign on bonus becomes due and payable in 2013.

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2012 GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1) ($ amount)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (# of shares)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option
Name	Approval Date	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3) (# of shares)	Awards ($ amount)
Craig T. Monaghan		2/7/2012	$375,000	$750,000	$1,500,000
	2/7/2012	2/15/2012							34,400	$874,448
	2/7/2012	2/15/2012				6,880	34,400	51,600		$874,448

Michael S. Kearney		2/7/2012	$253,125	$506,250	$1,012,500
	2/7/2012	2/15/2012							20,650	$524,923
	2/7/2012	2/15/2012				4,130	20,650	30,975		$524,923

Scott J. Krenz		2/7/2012	$116,875	$233,750	$467,500
	2/7/2012	2/15/2012							12,800	$325,376
	2/7/2012	2/15/2012				2,560	12,800	19,200		$325,376

Joseph G. Parham		2/7/2012	$66,000	$132,000	$264,000
	2/7/2012	2/15/2012							5,300	$134,726
	2/7/2012	2/15/2012				1,060	5,300	7,950		$134,726

George A. Villasana		4/16/2012	$44,604	$89,208	$178,416
	2/7/2012	4/26/2012							11,364	$315,010

(1)	Represents potential payouts under our annual cash incentive plan for each named executive officer. For a more detailed discussion of the annual cash incentive plan and the actual awards paid under this plan, see the section of the proxy statement entitled, “Compensation Discussion and Analysis—Annual Cash Incentive Plan” and the “Summary Compensation Table” above.
(2)	The Compensation Committee approved a grant of performance share unit awards to certain key employees, including certain of our named executive officers listed in the table above, as part of compensation for the fiscal year ended December 31, 2012. For a more detailed description of the Company’s performance share program, see the section of this proxy statement entitled, “Compensation Discussion and Analysis—Equity-Based Compensation.”
(3)	The Compensation Committee approved grants of restricted stock to certain key employees, including our named executive officers listed in the table above, as part of compensation for the fiscal year ended December 31, 2012. For a more detailed discussion of these awards, see the section of the proxy statement entitled, “Compensation Discussion and Analysis—Equity-Based Compensation” and the “Summary Compensation Table” above.
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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2012

	Option Awards				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested(3)
Craig T. Monaghan	—	—	—	—	85,916	$2,751,889	51,600	$1,652,748

Michael S. Kearney	—	—	—	—	53,310	$1,707,519	30,975	$992,129

Scott J. Krenz	—	—	—	—	20,220	$647,647	19,200	$614,976

Joseph G. Parham	—	—	—	—	24,434	$782,621	7,950	$254,639

George A. Villasana	—	—	—	—	11,364	$363,989	—	$—

(1)	All information in the “Stock Awards” portion of the table relates to (i) awards of performance shares assuming a payout at the maximum level of performance, and (ii) awards of shares of restricted stock.
(2)	Assumes a stock price of $32.03, the closing price of our common stock on December 31, 2012.
(3)	Represents the aggregate payout value of performance shares underlying each award of performance shares that have not yet vested, calculated by multiplying (x) the target number of performance shares by (y) $32.03, the closing price of our common stock on December 31, 2012.

2012 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized Upon Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(2)
Craig T. Monaghan	275,000	$6,249,049	56,547	$1,489,957
Michael S. Kearney	200,000	$3,782,848	48,292	$1,264,636
Scott J. Krenz	—	—	7,420	$166,431
Joseph G. Parham	—	—	13,600	$369,822
George A. Villasana	—	—	—	—

(1)	The number of shares acquired upon exercise reflects the gross number of shares acquired, without reduction for any shares surrendered to pay the option exercise price and/or satisfy tax withholding requirements. The value realized on exercise represents the gross number of shares acquired upon the option exercise multiplied by the market price of our common stock at the time of exercise on the exercise date, as reported on the NYSE, less the per share exercise price.
(2)	The number of shares acquired upon vesting represents the net number of shares acquired after the surrender of shares to satisfy tax withholding requirements. The value realized on the vesting of shares of restricted stock or performance share awards represents the net number of shares acquired after the surrender of any shares to satisfy tax withholding requirements multiplied by the closing price of our common stock, as reported on the NYSE, on the vesting date of the restricted stock or the payout date of the performance share awards.

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 2012 NONQUALIFIED DEFERRED COMPENSATION(1)

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
Craig T. Monaghan	—	—	—	—	—
Michael S. Kearney	—	—	$10,537	—	$115,884
Scott J. Krenz	—	—	—	—	—
Joseph G. Parham	—	—	—	—	—
George A. Villasana	—	—	—	—	—

(1)	Our Wealth Accumulation Plan allowed qualifying individuals to defer base salary and/or annual cash incentive plan payments to either in-service or retirement distributions. Our named executive officers were entitled to defer up to 100% of their base salary and/or annual cash incentive plan payments under this plan. The deferred assets were held in a rabbi trust and are invested on behalf of the participants in investments managed by The Newport Group. In the event of termination of employment, all balances would be paid out according to the terms of the plan. We did not provide any matching contributions based on contributions by any participants and we did not guarantee a minimum return. All gains and losses shown in the table above resulted from the investments selected by the relevant participant. The Wealth Accumulation Plan complied with regulation 409(a) of the Internal Revenue Code. In February 2012, the Board, upon the Compensation Committee’s recommendation, terminated the Wealth Accumulation Plan, and in February 2013 all accounts were paid out in full to participants.
(2)	The amounts in this column were not reported as compensation to the respective named executive officer in the Summary Compensation Table.
(3)	The amounts in this column, or any portion thereof, were not previously reported as compensation to the respective named executive officer in the Summary Compensation Table in previous years.

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EMPLOYMENT ARRANGEMENTS AND POTENTIAL PAYMENTS
UPON TERMINATION AND CHANGE IN CONTROL

Employment Agreement with Craig T. Monaghan

We have entered into an employment agreement with Craig T. Monaghan, our President and CEO (such agreement, as amended and restated to date, the “Monaghan Agreement”). The Monaghan Agreement expires on February 9, 2014, and provides for automatic extensions for successive one-year periods, unless either party provides notice of termination to the other. Upon any termination, Mr. Monaghan will cease to be an officer and director of the Company and any of its affiliates.

Under the Monaghan Agreement, Mr. Monaghan is entitled to a base salary of $750,000 per year, subject to periodic review and increase, and is entitled to receive an annual bonus based on a target of 100% of his then-current base salary. Mr. Monaghan is also eligible to receive annual equity grants or other long-term incentive awards granted under the Company’s long-term equity incentive plans, and is entitled to a monthly automobile allowance and the use of a Company owned demonstrator vehicle.

Under the terms of the Monaghan Agreement, if (i) the Company elects not to extend the Agreement and, at its expiration, Mr. Monaghan will not have attained age 65, or (ii) the Company terminates the Agreement without “cause” or (iii) Mr. Monaghan terminates such Agreement for “good reason” when no “change in control” has occurred (any of the foregoing, a “Monaghan Non-Change in Control Qualifying Termination”), Mr. Monaghan will be entitled to the following:

•	100% of his base salary, plus 100% of his target annual bonus;
•	a pro-rated bonus based on actual performance for the year of termination;
•	continued participation for 12 months in all health and welfare plans as in effect immediately prior to the termination of employment; and
•	100% vesting of all unvested equity and long-term incentive awards that would have vested in the 364 days following the termination of the Monaghan Agreement.

Also under the terms of the Monaghan Agreement, if Mr. Monaghan is terminated without cause or resigns for good reason within two years following a change in control (a “Monaghan Change in Control Qualifying Termination” and, together with a Monaghan Non-Change in Control Qualifying Termination, as the case may be, a “Monaghan Qualifying Termination”), Mr. Monaghan will be entitled to the following:

•	200% of his base salary, plus 200% of his target annual bonus;
•	a pro-rated bonus based on target bonus for the year of termination;
•	continued participation for 24 months in all health and welfare plans as in effect immediately prior to the termination of employment;
•	the vesting of all unvested equity and long-term incentive awards granted prior to January 1, 2012, effective on the date of the change in control; and
•	the continued vesting of all unvested equity and long-term incentive awards granted on or after January 1, 2012, in accordance with their applicable terms.

The foregoing severance payments are conditioned upon Mr. Monaghan executing a general release in favor of the Company. The Monaghan Agreement also contains certain confidentiality, non-compete and non-solicit obligations. In the event of a breach of these obligations, the Company may stop paying any amounts due, as described above, and demand repayment of 50% of the severance amounts paid prior to the breach of such obligations.

The Monaghan Agreement also provides that, if Mr. Monaghan retires after reaching age 65, then upon such retirement, all of his equity and long-term incentive awards not vested as of his effective retirement date will continue to vest without regard to such retirement.

Employment Agreement with Michael S. Kearney

We have entered into an employment agreement with Michael Kearney, our Executive Vice President and COO (such agreement as amended and restated to date, the “Kearney Agreement”). The Kearney Agreement expires on February 9, 2014, and provides for automatic extensions for successive one-year periods, unless either party provides notice

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of termination to the other. Upon any termination, Mr. Kearney will cease to be an officer and director of the Company and any of its affiliates.

Under the Kearney Agreement, Mr. Kearney is entitled to a base salary of $675,000 per year, subject to periodic review and increase, and is entitled to receive an annual bonus based on a target of 75% of his then-current base salary. Mr. Kearney is also eligible to receive annual equity grants or other long-term incentive awards granted under the Company’s long-term equity incentive plans, and is entitled to a monthly automobile allowance and the use of a Company owned demonstrator vehicle.

Under the terms of the Kearney Agreement, if (i) the Company elects not to extend the Agreement and, at its expiration, Mr. Kearney will not have attained age 65, or (ii) the Company terminates the Agreement without “cause” or (iii) Mr. Kearney terminates such Agreement for “good reason” when no “change in control” has occurred (any of the foregoing, a “Kearney Non-Change in Control Qualifying Termination”), Mr. Kearney will be entitled to the following:

•	100% of his base salary, plus 100% of his target annual bonus;
•	a pro-rated bonus based on actual performance for the year of termination;
•	continued participation for 12 months in all health and welfare plans as in effect immediately prior to the termination of employment; and
•	100% vesting of all unvested equity and long-term incentive awards that would have vested in the 364 days following the termination of the Kearney Agreement.

Also under the terms of the Kearney Agreement, if Mr. Kearney is terminated without cause or resigns for good reason within two years following a change in control (a “Kearney Change in Control Qualifying Termination” and, together with a Kearney Non-Change in Control Qualifying Termination, as the case may be, a “Kearney Qualifying Termination”), Mr. Kearney will be entitled to receive the following:

•	200% of his base salary, plus 200% of his target annual bonus;
•	a pro-rated bonus based on target bonus for the year of termination;
•	continued participation for 24 months in all health and welfare plans as in effect immediately prior to the termination of employment; and
•	100% vesting of all unvested equity and long-term incentive awards effective on the date of the change in control.

The foregoing severance payments are conditioned upon Mr. Kearney executing a general release in favor of the Company. The Kearney Agreement also contains certain confidentiality, non-compete and non-solicit obligations. In the event of a breach of these obligations, the Company may stop paying any amounts due, as described above, and demand repayment of 50% of the severance amounts paid prior to the breach of such obligations.

The Kearney Agreement also provides that, if Mr. Kearney retires after reaching age 65, then upon such retirement, all of his equity and long-term incentive awards not vested as of his effective retirement date will continue to vest without regard to such retirement.

Employment Letter Agreement with George A. Villasana

On March 31, 2012, the Company entered into a letter agreement with George Villasana, pursuant to which he agreed to serve as the Company’s Vice President and General Counsel.

Under this letter agreement, Mr. Villasana is entitled to a base salary of $315,000 per year, and is entitled to receive an annual bonus based on a target of 40% of his base salary, prorated for the portion of 2012 that he was employed by the Company. The letter agreement also provided for a signing bonus of $180,000, which is subject to repayment in the event Mr. Villasana terminates his employment with the Company before the second anniversary of his employment.

The letter agreement provided for a grant of restricted shares valued at $315,000, which grant vests ratably over three years, and also provided that Mr. Villasana is entitled to a monthly automobile allowance.

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Severance Pay Agreements with Joseph G. Parham, Jr., Scott J. Krenz, and George A. Villasana

The Company is party to severance pay agreements (each, a “Severance Pay Agreement”) with each of Messrs.  Krenz, Parham and Villasana. These agreements provide for one year of base salary, one year of benefits continuation, and a pro-rated bonus in the amount that the individual would have received had he not been terminated during such year (collectively, the “Severance Payment”) if the individual is terminated under the circumstances described below.

Mr. Krenz will be entitled to receive the Severance Payment if (a) on or before July 27, 2014 or (b) after July 27, 2014 and within the two years following a change in control, he is terminated by the Company without “cause” or Mr. Krenz terminates his employment with the Company due to the occurrence of certain events (described below) specified in Mr. Krenz’s Severance Pay Agreement (either of the foregoing, a “Krenz Qualifying Termination”).

Mr. Parham will be entitled to receive the Severance Payment if he is terminated by the Company without “cause,” or Mr. Parham terminates his employment with the Company for “good reason” within two years following a change in control, in each case subject to certain exceptions (either of the foregoing, a “Parham Qualifying Termination”).

Mr. Villasana will be entitled to receive the Severance Payment if he is terminated by the Company without “cause,” or Mr. Villasana terminates his employment with the Company due to the occurrence of certain events (described below) specified in Mr. Villasana’s Severance Pay Agreement within two years following a change in control (either of the foregoing, a “Villasana Qualifying Termination”).

The Severance Pay Agreements require the affected individual to execute a general release in favor of the Company as a condition to receiving any Severance Payments. The Severance Pay Agreements also contain certain confidentiality, non-compete and non-solicit obligations and provide that, if such obligations are breached by the executive, the Company has the right to stop making any otherwise required severance payments. The Severance Pay Agreements also provide that the affected individual will not receive any Severance Payment in the event of termination due to death, disability, retirement, voluntary resignation or termination by the Company for cause.

Equity Incentive Plan Payout Provisions

In addition to the payments required to be made in connection with certain qualifying separations from service described above, whether or not in connection with a change in control of the Company, awards made under the Company’s 2002 Equity Incentive Plan prior to February 8, 2012 generally provided for the accelerated vesting thereof (of unvested options and unvested shares of restricted stock), and the accelerated calculation and payout of performance shares outstanding thereunder upon a change in control of the Company. On February 8, 2012, the Company amended and restated its 2002 Equity Incentive Plan to provide that awards made from and after that date, subject to the terms of any individual employment or severance agreements, will be accelerated in connection with a change in control transaction only if: (i) the acquiror does not replace or substitute an equivalent award, or (ii) the participant’s employment is involuntarily terminated within two years following the change in control. The Company’s 2012 Equity Incentive Plan also contains a similar provision for all awards granted thereunder.

Certain Defined Terms

Cause

Under the Monaghan and Kearney Agreements, “cause” generally means any of the following: (i) the executive’s willful misconduct, failure to follow a lawful directive of the Board, gross negligence or blatant violation of Company policy, (ii) the executive’s commission of fraud, misappropriation, dishonesty or embezzlement against the Company or an affiliate, (iii) in the case of Mr. Monaghan, his commission of a felony or a crime of moral turpitude, and in the case of Mr. Kearney, his conviction of, or entry of a plea of nolo contendere to, a felony or misdemeanor (other than traffic violations and similar offenses), or (iv) the executive’s commission of a material breach of the applicable employment agreement.

Under the Severance Pay Agreements, “cause” generally means any of the following: (i) the executive’s gross negligence or serious misconduct (including criminal, fraudulent and dishonest conduct) that is or may be injurious to the Company, (ii) the executive’s conviction of, or entry of a plea of nolo contendere to, a felony or other crime that involves moral turpitude, (iii) the executive’s breach of the confidentiality, non-compete and non-solicit obligations contained in the applicable Severance Pay Agreement, (iv) the executive’s willful and continued failure to perform his duties on behalf of the Company, or (v) the executive’s material breach of certain Company policies. In the case of Mr. Parham, as to the events described in (iii), (iv) and (v), such events will constitute cause only after notice of, and an opportunity to cure, such event.

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Good Reason

Under the Monaghan and Kearney Agreements, “good reason” generally means the occurrence of any of the following without the executive’s consent, but only after notice of, and an opportunity to cure, such event: (i) the nature or scope of the executive’s duties or responsibilities are materially diminished, (ii) the Company changes the location of the executive’s employment to a place more than 50 miles from its present location, (iii) the Company’s material breach of the applicable employment agreement, or (iv) a change in the executive’s salary below the base amount specified in the applicable employment agreement.

Under the Parham Severance Pay Agreement, “good reason” generally means the occurrence of any of the following, but only after notice of, and the opportunity to cure, such event: (i) the Company changes the location of the executive’s employment to a place more than 50 miles from its present location, (ii) a material diminution in the executive’s base compensation, or (iii) a material diminution in the executive’s authority, duties or responsibilities. In addition, under the Krenz and Villasana Severance Pay Agreements, if the executive terminates his employment with the Company for any of the foregoing reasons within two years following a change in control (or, in the case of Mr. Krenz, on or before July 27, 2014, without regard to the occurrence of a change in control), the executive will be entitled to receive the Severance Payment.

Change in Control

A “change in control” generally means the occurrence of any of the following events:

•	any person becomes the beneficial owner of 35% or more of the Company’s securities entitled to vote in the election of directors, provided, in the case of the Company’s 2002 Equity Incentive Plan, the Monaghan Agreement and the Villasana Severance Pay Agreement, that such an acquisition will not be considered a change in control if it is made by (x) the Company or any subsidiary, (y) an employee benefit plan sponsored or maintained by the Company or any subsidiary, or (z) a person that reports such acquisition on Schedule 13G under the Exchange Act, so long as such person does not later become required to report on Schedule 13D while beneficially owning 35% or more of the Company’s securities entitled to vote in the election of directors;
•	in the case of the Company’s 2002 Equity Incentive Plan, the Monaghan Agreement and the Villasana Severance Pay Agreement, the Company’s completion of a merger, consolidation or other business combination transaction in which the Company’s securities outstanding immediately prior to such transaction represent less than 50% of the combined voting power of the Company or other surviving entity after such transaction, except where the transaction agreement provides that members of the Company’s Board serving at the time of the first public announcement of the transaction will constitute at least a majority of the directors of the resulting entity;
•	individuals who, as of the date specified in the applicable agreement or plan, constitute the Board cease to constitute at least a majority, in the case of the Company’s 2002 Equity Incentive Plan, the Monaghan Agreement and the Villasana Severance Pay Agreement, or at least 2/3, in the case of the Kearney Agreement and the Krenz Severance Pay Agreement, of the Board, provided that any individual whose election or nomination for election by the Company’s stockholders was approved by at least 2/3 of the directors then comprising the incumbent Board will be considered to be incumbent members of the Board, but excluding any individual who first assumes office as a director of the Company as a result of an actual or threatened election contest; or
•	approval by the Company’s stockholders of the liquidation or dissolution of the Company.

Potential Payments Upon Separation from Service or Change in Control

The following tables detail the amounts that would have been payable to each of our named executive officers had (i) each such officer separated from service with the Company as of December 31, 2012 (with or without the occurrence of a change in control) or (ii) a change in control of the Company occurred on December 31, 2012 without a separation from service, in each case after taking into account the following assumptions as applicable:

•	no payment value was ascribed to presently vested and exercisable equity incentive awards, as such awards are not impacted by a separation from service or change in control;
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•	all equity incentive awards that would accelerate in connection with a separation from service or change in control accelerated and were cash valued as of December 31, 2012 (based on $32.03, the closing price of our common stock on the NYSE on such date);
•	to determine the value of each performance share and share of restricted stock whose vesting would accelerate, we multiplied the number of such shares by the closing price per share of our common stock on the NYSE on December 31, 2012;
•	each of the named executive officers continued to be entitled to participate in the Company’s health and dental insurance plans (no such officer obtains other employment which provided equal benefits);
•	all parties complied with any required notice provisions in the applicable agreement;
•	all amounts due to the named executive officers were paid immediately; and
•	each of the named executive officers continued to comply with any restrictive or other covenant applicable to him that may have otherwise resulted in the repayment or withholding of severance amounts due.

Qualifying Termination Assuming No Change in Control

Named Executive Officer	Base Salary Continuation (1)	Bonus (1)	Benefits Continuation	Performance Share/ Restricted Stock Acceleration	Total
Craig T. Monaghan	$750,000	$1,785,000	$6,341	$2,545,808	$5,087,149
Michael S. Kearney	$675,000	$1,204,875	$4,228	$1,987,782	$3,871,885
Scott J. Krenz	$425,000	$322,575	$4,039	$—	$751,614
Joseph G. Parham, Jr.	$330,000	$182,160	$1,637	$—	$513,797
George A. Villasana	$315,000	$123,107	$1,637	$—	$439,744

 ________________________

(1)	Based upon the actual amounts of salary and bonus paid in 2012, which are described above in the Compensation Discussion and Analysis section of this proxy statement.

Qualifying Termination Assuming Change in Control

Named Executive Officer	Base Salary Continuation (1)	Bonus (1)	Benefits Continuation	Performance Share/ Restricted Stock Acceleration (2)	Total
Craig T. Monaghan	$1,500,000	$2,535,000	$12,681	$2,888,594	$6,936,275
Michael S. Kearney	$1,350,000	$1,711,125	$8,456	$3,373,656	$6,443,237
Scott J. Krenz	$425,000	$322,575	$4,039	$475,325	$1,226,939
Joseph G. Parham, Jr.	$330,000	$182,160	$1,637	$941,714	$1,455,511
George A. Villasana	$315,000	$123,107	$1,637	$—	$439,744

 ________________________

(1)	Based upon the actual amounts of salary and bonus paid in 2012, which are described above in the Compensation Discussion and Analysis section of this proxy statement.
(2)	Includes the value of awards made under the Company’s 2002 Equity Incentive Plan prior to February 8, 2012 that provide for the accelerated vesting or the accelerated calculation and payout thereof, as applicable, as described above under “Equity Incentive Plan Payout Provisions.”

Change in Control Without a Qualifying Termination

Named Executive Officer	Base Salary Continuation	Bonus	Benefits Continuation	Performance Share/ Restricted Stock Acceleration (1)	Total
Craig T. Monaghan	$—	$—	$—	$2,888,594	$2,888,594
Michael S. Kearney	$—	$—	$—	$2,050,817	$2,050,817
Scott J. Krenz	$—	$—	$—	$475,325	$475,325
Joseph G. Parham, Jr.	$—	$—	$—	$941,714	$941,714
George A. Villasana	$—	$—	$—	$—	$—

 ________________________

(1)	Reflects the value of awards made under the Company’s 2002 Equity Incentive Plan prior to February 8, 2012 that provide for the accelerated vesting or the accelerated calculation and payout thereof, as applicable, as described above under “Equity Incentive Plan Payout Provisions.”

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Separation from Service Upon Death or Disability

Named Executive Officer	Base Salary Continuation	Bonus	Benefits Continuation	Restricted Stock Acceleration (1)	Total
Craig T. Monaghan	$—	$—	$—	$2,751,889	$2,751,889
Michael S. Kearney	$—	$—	$—	$1,707,519	$1,707,519
Scott J. Krenz	$—	$—	$—	$647,647	$647,647
Joseph G. Parham, Jr.	$—	$—	$—	$782,621	$782,621
George A. Villasana	$—	$—	$—	$363,989	$363,989

 ________________________

(1)	Reflects the value of awards of restricted stock made under the Company’s equity incentive plans that provide for the accelerated vesting thereof solely upon an executive’s death or disability.

RELATED PERSON TRANSACTIONS

We have adopted a written policy relating to related person transactions, which sets out the criteria for review of transactions between the Company and our affiliates and members of their immediate families. This policy covers our directors and officers, and each stockholder that holds directly or indirectly, more than 5% of our common stock. In addition, we have adopted a written Delegation of Authority Policy, which establishes an executive approval process for many of the Company’s transactions in which certain related person transactions would be included. In reviewing and approving related person transactions under these policies and procedures, senior management and the Board considers, among other things:

•	the nature of the related person’s interest in the transaction;
•	whether the related person has a direct or indirect material interest;
•	the material terms of the transaction, including the amount and type of transaction;
•	the significance of the transaction to the Company and to the related person;
•	whether the terms of the transaction are arms-length; and
•	whether the transaction would violate the “Conflicts of Interest” provisions of our Code of Business Conduct and Ethics for Directors, Officers and Employees.

Related Person Transactions with Jeffrey I. Wooley

Mr. Wooley, who was a member of our Board until he passed away in September 2012, was our lessor for two properties in Tampa, Florida, which contain dealership lots and offices (the “Original Leases”) until January 5, 2011, for which we paid approximately $2.8 million in rent during 2010. The leases on such properties were scheduled to expire by their terms in 2013. On December 17, 2010, Asbury Tampa entered into a purchase agreement (the “Purchase Agreement”) with Mr. Wooley to purchase the premises on which the Company’s Courtesy Hyundai, Courtesy Nissan and Courtesy Smart dealerships are located for an aggregate purchase price of approximately $16.8 million (the “Purchase Transaction”). The Purchase Agreement contained representations and warranties customary for arms-length transactions of this type. The Purchase Transaction, which was subject to customary closing conditions, was consummated on January 5, 2011.

Concurrently with the Purchase Transaction, Asbury Tampa entered into a new lease for the property (the “Brandon Property”) on which the Company’s Courtesy Toyota of Brandon dealership is located (the “Lease”, together with the Purchase Transaction being the “Wooley Transaction”). The term of the lease commenced on January 5, 2011 and expires on December 31, 2030 (the “Lease Term”), which Lease Term may be renewed for two successive five year renewal periods. Pursuant to the terms of the Lease, the Company will pay an annual base rent of $1.28 million (the “Base Rent”), which Base Rent may increase after the 11th year of the Lease Term by the lesser of the Consumer Price Index or 3%, depending on whether or not certain environmental remediation for the premises has been completed. In addition, the Company will be reimbursed for certain costs incurred for environmental compliance and remediation on the Brandon Property in connection with any manufacturer required renovations that may be conducted by the Company during the Lease Term. Pursuant to the terms of the Lease, Mr. Wooley granted Asbury Tampa a purchase option to purchase the Brandon Property for a purchase price of $16 million (the “Brandon Property Purchase Price”) (i) at the 5th year of the Lease Term, providing that the existing environmental conditions on the Brandon Property have been properly remediated; or (ii) at any time after the 10th year of the Lease Term. The Brandon Property Purchase Price may be adjusted, however, based on equivalent percentage increases in the Base Rent pursuant to the terms of the Lease.

The Wooley Transaction was reviewed and approved by the Board under our policy and procedures for related person transactions, as described above.

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Other

From time to time, our directors and named executive officers, or their respective family members, purchase or lease vehicles at the Company’s dealerships, which occasionally may be valued over $120,000.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

The securities outstanding under our equity compensation plans, the weighted average exercise price of outstanding options, and the number of securities remaining available for issuance under our equity compensation plans, as of December 31, 2012, were as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrant and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	739,858 (1)	$19.89	1,485,700

(1)	Represents 20,253 stock options, 282,764 performance shares and 436,841 shares of restricted stock. The number of performance shares reported in this table assumes that we attain the target performance goals associated with each respective grant of performance shares.

Of the 20,253 shares which may be issued upon exercise of outstanding options, warrants and rights, all of those are issuable under the Company’s 2002 Stock Option Plan and none are issuable under our 2012 Equity Incentive Plan. We are prohibited from making grants of additional securities under the 2002 Equity Incentive Plan.

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PROPOSAL NO. 2

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, our stockholders have the right to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. The advisory stockholder vote is commonly referred to as the “say-on-pay” vote. At the 2012 annual meeting of stockholders, approximately 97.8% of the shares present and entitled to vote were voted in support of the Company’s compensation program. We currently hold this vote annually, so our Board is again submitting a non-binding stockholder vote on our executive compensation.

As described in the “Compensation Discussion and Analysis” section of this proxy statement, our compensation program is designed to reward our executive officers for their individual and collective performance and for our collective performance in our earnings per share, total stockholder return, achieving target goals relating to our EBIDTA and other annual and long-term business objectives. Please read the “Compensation Discussion and Analysis” section of this proxy statement for additional details about our executive compensation philosophy and programs, including information about the fiscal year 2012 compensation of our named executive officers as set out in the tables and accompanying narrative.

This proposal gives you as a stockholder the opportunity to express your views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking stockholders to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the ‘Compensation Discussion and Analysis,’ compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.”

Because your vote is advisory, it will not be binding on our Board and may not be construed as overruling any decision by the Board, nor will it create or imply any additional fiduciary duty of the Board. However, the Board will review the voting results and may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

Our Board and our Compensation Committee believe that our commitment to responsible compensation practices justifies a vote by stockholders for the resolution approving the compensation of our named executive officers as disclosed in this proxy statement.

The board recommends you vote FOR the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

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AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2012 with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2012. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the auditors’ judgment about the quality of the Company’s accounting principles as applied in its financial reporting.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP their independence from the Company and its management.

Based on the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Submitted by the Members of the Audit Committee:

Eugene S. Katz (Chair)

Thomas C. DeLoach, Jr.

Juanita T. James

Janet M. Clarke

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PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013. If the stockholders fail to ratify this appointment, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting and, if present, will have the opportunity to make a statement if they desire to and to answer appropriate questions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table summarizes the aggregate fees billed to us by Ernst & Young LLP for fiscal years 2012 and 2011:

	2012		2011
Audit Fees		$1,196,000	$1,530,000
Tax Fees	$	―	$11,000
Expenses		$33,000	$35,000

Total		$1,229,000	$1,576,000

Audit Fees

Audit fees are composed of fees for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2012 and 2011, for the audits of our annual financial statements, and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the fiscal years ended 2012 and 2011, respectively. Audit fees for 2011 also included $90,000 related to the registration of our 8.375% Senior Subordinated Notes due 2020 during 2011.

The audit fees also included fees associated with the audit of the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act. Included in the 2012 audit fees and expenses is $84,000 that had not been billed to us as of December 31, 2012. Included in the 2011 audit fees and expenses is $533,000 that had not been billed to us as of December 31, 2011.

Tax Fees

The tax fees relate to professional services rendered for employment tax consultations and miscellaneous tax compliance matters.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, our independent registered public accounting firm. Each year, the Audit Committee approves the proposed services, including the nature, type and scope of services to be performed by our independent registered public accounting firm during the fiscal year and the related fees. Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. In December 2010, the Audit Committee delegated to the Audit Committee chair the ability to approve non-audit work of our independent registered public accounting firm.

Pursuant to the requirements of the Sarbanes-Oxley Act, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

The board recommends you vote FOR the ratification of the selection of

Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.

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STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

This proxy statement relates to the Company’s Annual Meeting of Stockholders for the calendar year 2013, which will take place on April 17, 2013. The Company currently expects that its 2014 annual meeting of stockholders will be held in April 2014. In order to be eligible for inclusion in the Company’s proxy materials for the 2014 annual meeting, any stockholder proposal must be submitted in writing to the Company’s Corporate Secretary and received at the Company’s executive offices at 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097 by the close of business on November 22, 2013, or such later date as the Company may determine and announce in connection with the actual scheduling of the 2014 annual meeting. To be considered for presentation at the 2014 annual meeting, although not included in the Company’s proxy statement, any stockholder proposal must be received at the Company’s executive offices at the foregoing address not earlier than December 18, 2013, but on or before the close of business on January 17, 2014, or such later date as the Company may determine and announce in connection with the actual scheduling of the 2014 annual meeting. The procedure for nominating directors is described above under “Governance of the Company—Nomination of Directors.”

All stockholder proposals for inclusion in the Company’s proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in the Company’s proxy materials), the Company’s Restated Certificate of Incorporation, the Company’s bylaws and Delaware law.

OTHER MATTERS

Management is not aware of any other matters to be brought before the Annual Meeting, but if other matters come before the meeting, the proxy holders intend to take such action as in their judgment is in the best interest of the Company and its stockholders.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Under the rules of the SEC, the Company is permitted to use a method of delivery, often referred to as “householding.” Householding permits the Company to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. The Company did not household materials for the Annual Meeting. If the Company households materials for future meetings, then only one copy of the Company’s annual report and proxy statement will be sent to multiple stockholders of the Company who share the same address and last name, unless the Company has received contrary instructions from one or more of those stockholders. In addition, the Company has been notified that certain intermediaries (i.e., banks, brokers or other nominees) will household proxy materials for the Annual Meeting. For voting purposes, a separate proxy card will be included for each account at the shared address. The Company will deliver promptly, upon oral or written request, a separate copy of the annual report and proxy statement to any stockholder at the same address. If you wish to receive a separate copy of the annual report and proxy statement, you may contact the Company’s Investor Relations Department (a) by mail at 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097, (b) by telephone at 770-418-8212, or (c) by e-mail at ir@asburyauto.com. You may also contact your bank, broker or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of the Company’s annual report and proxy statement may request delivery of a single copy by contacting the Company as indicated above, or by contacting their bank, broker or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy materials and other information with the SEC. You may read and copy any document that the Company files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect the Company’s filings at the regional offices of the SEC or over the Internet at the SEC’s web site at www.sec.gov. Additional information can also be found on the Company’s web site at www.asburyauto.com. Information contained on any web site referenced in this proxy statement is not incorporated by reference in this proxy statement.

If you would like to receive a copy of any exhibits listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, please call or submit a request in writing to Investor Relations, Asbury Automotive Group, Inc., 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097, and the exhibits will be provided to you upon the payment of a nominal fee (which fee will be limited to the expenses the Company incurs in providing you with the requested exhibits).

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — ASBURY AUTOMOTIVE GROUP, INC.

2905 Premiere Parkway NW, Suite 300
Duluth, Georgia 30097

ANNUAL MEETING OF STOCKHOLDERS, APRIL 17, 2013, AT 8:00 A.M.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Scott J. Krenz and George A. Villasana, and each or either of them, with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Asbury Automotive Group, Inc. (“Asbury”), as marked on the reverse side, which the undersigned is entitled to vote only at the Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Wednesday, April 17, 2013, at 8:00 a.m., local time, at Asbury’s corporate headquarters located at 2905 Premiere Parkway NW, Suite 300, Duluth, Georgia, and at any and all adjournments thereof as marked on the reverse side.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the director nominees and FOR the other proposals listed.

If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. As of March 19, 2013, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned hereby acknowledges receipt from Asbury prior to execution of this proxy of a Notice of Annual Meeting of Stockholders and Proxy Statement dated March 19, 2013, and the 2012 Annual Report on Form 10-K.

PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be voted on the reverse side.)

Important annual meeting information

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Eastern Time, on April 17, 2013.

Vote by Internet • Go to www.envisionreports.com/ABG • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals —	The Board of Directors recommends a vote FOR each of the director nominees listed under Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Thomas C. DeLoach	☐	☐	02 - Michael S. Kearney	☐	☐	03 - Philip F. Maritz	☐	☐

	For	Against	Abstain			For	Against	Abstain
2. Advisory approval of Asbury’s executive compensation.	☐	☐	☐	3.	Ratification of the appointment of Ernst & Young LLP as Asbury’s independent registered public accounting firm for the year ending December 31, 2013.	☐	☐	☐

 B    Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

 C    Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign card exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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